Exhibit 99.1

UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF NEW YORK

Case No. 02-12834 , 02-41729 through 02-41957

05-44167, 05-44168, 05-44170,

05-44171, 05-44172, 05-44174,

05-44178, 05-44190, 05-44192,

05-44193, 05-44195, 05-44196,

05-44197, 05-44198, 05-44200,

05-60107 and 06-10622 through 06-10642*

Chapter 11

ADELPHIA COMMUNICATIONS CORPORATION, et al.

(Name of Debtors)

Monthly Operating Report for

the period ended March 31, 2006**

Debtors’ Address:

5619 DTC Parkway

Greenwood Village, CO 80111

Willkie Farr & Gallagher LLP

(Debtors’ Attorneys)

Monthly Operating Income:  $44,236

($ in thousands)

Report Preparer:

The undersigned, having reviewed the attached report and being familiar with the Debtors’ financial affairs, verifies under the penalty of perjury, that the information contained therein is complete, accurate and truthful to the best of my knowledge.**

Date:  April 25, 2006

/s/ Scott D. Macdonald
Scott D. Macdonald
Senior Vice President
and Chief Accounting Officer

Indicate if this is an amended statement by checking here

AMENDED STATEMENT

*  Refer to Schedule VI for a listing of Debtors by Case Number.

** All amounts herein are unaudited and subject to revision. The Debtors reserve all rights to revise this report.

ADELPHIA COMMUNICATIONS CORPORATION, et al.

(DEBTORS-IN-POSSESSION)

UNAUDITED CONSOLIDATED BALANCE SHEET

(Dollars in thousands, except share data)

March 31, 2006
ASSETS:
Current assets:
Cash and cash equivalents	$461,672
Restricted cash	264,516
Accounts receivables, net	80,501
Receivable for securities	10,029
Other current assets	195,269
Total current assets	1,011,987
Noncurrent assets:
Restricted cash	2,750
Investments in equity affiliates	6,266
Property and equipment, net	4,290,153
Intangible assets, net	7,504,351
Other noncurrent assets, net	118,133
Total assets	$12,933,640

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current liabilities:
Accounts payable	$66,046
Subscriber advance payments and deposits	35,466
Payable to Non-Filing Entities	1,681
Accrued liabilities	646,019
Deferred income	21,114
Current portion of parent and subsidiary debt	926,207
Total current liabilities	1,696,533

Noncurrent liabilities:
Other liabilities	32,014
Deferred revene	57,508
Deferred income taxes	833,535
Total noncurrent liabilities	923,057

Liabilities subject to compromise	18,424,419
Total liabilities	21,044,009

Minority’s interest in equity of subsidiary	70,374

Stockholders’ equity:
Series preferred stock	397
Class A and Class B common stock, $.01 par value, 1,500,000,000 shared authorized, 254,842,461 254,842,636 shares issued and outstanding	2,548
Additional paid-in capital	9,516,510
Accumulated other comprehensive income	94
Accumulated deficit	(17,672,355)
Treasury stock, at cost	(27,937)
Total stockholders’ equity	(8,180,743)
Total liabilities and stockholders’ equity	$12,933,640

The accompanying notes are an integral part of these unaudited consolidated financial statements.

ADELPHIA COMMUNICATIONS CORPORATION, et al.

(DEBTORS-IN-POSSESSION)

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in thousands, except per share amounts)

		Forty-five
	Month Ended	Months Ended
	March 31, 2006	March 31, 2006

Revenue	$374,168	$14,365,974

Cost and expenses:
Direct operating and programming	232,750	9,216,404
Selling, general and administrative	19,271	1,085,532
Investigation, re-audit and sale transaction costs	6,900	274,383
Depreciation and amortization	70,871	4,002,249
Impairment of long-lived assets	—	2,108,829
Provision for uncollectible amounts due from TelCove	—	13,899
Provision for uncollectible amounts due from the Rigas Family and Rigas Family Entities	—	55,367
(Gain) loss on dispositions of long-lived assets, net	140	(10,143)
Total costs and expenses	329,932	16,746,520
Operating income (loss)	44,236	(2,380,546)

Other expense:
Interest expense, net of amounts capitalized (contractual interest expense was $123,472 and $4,609,880 during March 2006 and during the forty-five months ended March 31, 2006, respectively)	(48,895)	(1,702,545)
Impairment of cost and available for sale investments	—	(18,282)
Other expense, net	(66,685)	(364,075)
Total other expense, net	(115,580)	(2,084,902)

Loss from continuing operations before reorganization expenses, income taxes, share of losses of equity affiliates and minority’s interest	(71,344)	(4,465,448)
Reorganization expenses due to bankruptcy	(5,600)	(274,433)
Loss from continuing operations before income taxes, share of losses of equity affiliates and minority’s interest	(76,944)	(4,739,881)
Income tax benefit (expense)	—	(289,554)
Share of losses of equity affiliates, net	(823)	(122,923)
Minority’s interest in loss of subsidiary	(739)	78,216
Loss from continuing operations before cumulative effect of accounting change	(78,506)	(5,074,142)
Discontinued operations, net (includes $97,902 related to the cost of TelCove settlement)	—	(128,749)
Loss before cumulative effect of accounting change	(78,506)	(5,202,891)
Cumulative affect of accounting change	—	(262,847)
Net loss	(78,506)	(5,465,738)
Beneficial conversion feature	—	(19,419)
Net loss applicable to common stockholders	$(78,506)	$(5,485,157)
Basic and diluted loss per weighted average share of common stock	$(0.31)	$(21.62)
Basic and diluted weighted average shares of common stock outstanding (in thousands)	253,748	253,748

The accompanying notes are an integral part of these unaudited consolidated financial statements.

ADELPHIA COMMUNICATIONS CORPORATION, et al.

(DEBTORS-IN-POSSESSION)

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in thousands)

		Forty-five
	Month Ended	Months Ended
	March 31, 2006	March 31, 2006

Cash flows from operating activities:
Net loss	$(78,506)	$(5,465,738)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	70,871	4,002,249
Impairment of long-lived assets	—	2,108,829
Provision for uncollectible amounts due from TelCove	—	13,899
Provision for uncollectible amounts due from the Rigas Family and Rigas Family Entities	—	55,367
(Gain) loss on dispositions of long-lived assets	140	(57,377)
Amortization of debt issuance costs	283	112,505
Impairment of cost and available-for-sale investments	—	18,282
Provision for settlements	64,038	464,832
Reorganization expenses due to bankruptcy	5,600	274,433
Deferred tax expense	—	321,097
Share of losses of equity affiliates, net	823	122,923
Minority’s interest in loss of subsidiary	739	(78,216)
Other noncash gains	(1,025)	28,961
Depreciation, amortization and other non-cash items from discontinued operations	—	89,268
Cumulative effect of accounting change	—	262,847
Change in operating assets and liabilities	(31,100)	(108,787)
Net cash provided by operating activities before payment of reorganization expenses	31,863	2,165,374
Reorganization expenses paid during the period	(15,368)	(325,155)
Net cash provided by operating activities	16,495	1,840,219

Cash flows from investing activities:
Capital expenditures for property, plant and equipment	(55,636)	(2,395,639)
Change in restricted cash	22,906	(265,137)
Proceeds from sale of investments	—	325,890
Other	3,653	114,638
Net cash used in investing activities	(29,077)	(2,220,248)

Cash flows from financing activities:
Proceeds from debt	928,000	2,979,750
Repayments of debt	(917,874)	(2,164,244)
Payment of debt issuance costs	(900)	(112,152)
Net cash provided by financing activities	9,226	703,354

Change in cash and cash equivalents	(3,356)	323,325
Cash and cash equivalents, beginning of period	465,028	138,347
Cash and cash equivalents, end of period	$461,672	$461,672

The accompanying notes are an integral part of these unaudited consolidated financial statements.

ADELPHIA COMMUNICATIONS CORPORATION, et. al.

(DEBTORS-IN-POSSESSION)

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Note 1:  Background and Basis of Presentation

Adelphia Communications Corporation (“Adelphia”) and its consolidated subsidiaries (collectively, the “Company”) are engaged primarily in the cable television business. The cable systems owned by the Company are located in 31 states and Brazil. In June 2002, Adelphia and substantially all of its domestic subsidiaries (the “Debtors”) filed voluntary petitions to reorganize (the “Chapter 11 Cases”) under Chapter 11 of Title 11 (“Chapter 11”) of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”). On October 6 and November 15, 2005, certain additional subsidiaries filed voluntary petitions to reorganize and their cases were subsequently ordered to be jointly administered with the Chapter 11 Cases. On March 31, 2006, certain cable television entities formerly owned by members of the family of John J. Rigas (the “Rigas Family”) that are subject to co-borrowing arrangements with the Company (the “Rigas Co-Borrowing Entities”) filed voluntary petitions to reorganize  and their cases were subsequently ordered to be jointly administered with the Chapter 11 Cases. The Debtors, which include Century Communications Corporation (“Century”), the additional filers and the Rigas Co-Borrowing Entities, are currently operating their business as debtors-in-possession under Chapter 11. Adelphia has entered into definitive agreements (the “Purchase Agreements”) with Time Warner NY Cable LLC (“TW NY”) and Comcast Corporation (“Comcast”) providing for the sale of substantially all of the Company’s U.S. assets. For additional information, see Note 2.

In May 2002, certain members of the Rigas Family resigned from their positions as directors and executive officers of the Company. In addition, although the Rigas Family owned common stock with a majority of the voting power in Adelphia, the Rigas Family has not been able to exercise such voting power since the Debtors filed for protection under the Bankruptcy Code in June 2002. Prior to May 2002, the Company engaged in numerous transactions that directly or indirectly involved members of the Rigas Family and entities in which members of the Rigas Family directly or indirectly held controlling interests  (collectively, the “Rigas Family Entities”). The Rigas Family Entities include the Rigas Co-Borrowing Entities, as well as other Rigas Family entities (the “Other Rigas Entities”).

On March 29, 2006, the United States District Court for the Southern District of New York (the “District Court”) signed a Stipulation and Order of Settlement of Amended Petition of Adelphia Communications Corporation and Various Subsidiaries as to Forfeited Managed Entities, a Final Order of Forfeiture as to Forfeited Managed Entities (the “Final Order”) and an Amended Final Order of Forfeiture as to Forfeited Managed Entities (the “Amended Final Order,” together with the Final Order, the “Final Forfeiture Orders”).  Pursuant to the Final Forfeiture Orders, all right, title and interest in the Rigas Co-Borrowing Entities held by the Rigas Family and the Rigas Family Entities prior to the Consent Order of Forfeiture entered by the District Court on June 8, 2005 (the “Forfeiture Order”) were transferred to certain subsidiaries of the Company free and clear of all liens, claims, encumbrances and adverse interests in accordance with the Final Forfeiture Orders, subject to certain limitations set forth in the Final Forfeiture Orders.  The forfeited assets acquired by the Company pursuant to the Final Forfeiture Orders include the cable systems that were nominally owned by certain Rigas Family Entities and managed by the Company (the “Forfeited Managed Cable Entities”).  The Forfeited Managed Cable Entities do not include Coudersport Television Cable Co. (“Coudersport”) and Bucktail Broadcasting Corp. (“Bucktail”), which are two small cable systems owned by the Rigas Family with approximately 5,000 subscribers as of the date of the Forfeiture Order.  The transfer of all right, title and interest previously held by the Rigas Family and the Rigas Family Entities in any of the Company’s securities, certain specified real estate and other property in furtherance of the agreement between the Company and United States Attorney’s Office for the Southern District of New York (the “U.S. Attorney”) dated April 25, 2005 (the “Non-Prosecution Agreement”), as further discussed in Note 7, is expected to occur in accordance with separate, subsequent court documentation.

Solely for the purposes of the accompanying unaudited consolidated financial statements, the accounts of Adelphia, including its majority-owned subsidiaries and subsidiaries that are at least 50% owned and controlled by Adelphia, are included with the exception of those subsidiaries (the “Non-Filing Entities”) who did not file voluntary petitions under Chapter 11 of the Bankruptcy Code. All inter-entity transactions between the Debtors are eliminated. The Non-Filing Entities as of March 31, 2006 include Praxis Capital Ventures, L.P., Adelphia Brasil, Ltda and STV Communications. As of and for the month

ADELPHIA COMMUNICATIONS CORPORATION, et. al.

(DEBTORS-IN-POSSESSION)

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

ended March 31, 2006, the Non-Filing Entities were not significant to the consolidated financial position, results of operations or cash flows of the filing entities.

These consolidated financial statements have been prepared on a going concern basis, which assumes continuity of operations, realization of assets and satisfaction of liabilities in the ordinary course of business, and do not purport to show, reflect or provide for the consequences of the Debtors’ Chapter 11 reorganization proceedings. In particular, these consolidated financial statements do not purport to show: (i) as to assets, the amount that may be realized upon their sale or their availability to satisfy liabilities; (ii) as to pre-petition liabilities, the amounts at which claims or contingencies may be settled, or the status and priority thereof; (iii) as to stockholders’ equity accounts, the effect of any changes that may be made in the capitalization of the Company; or (iv) as to operations, the effect of any changes that may be made in its business.

The accompanying unaudited consolidated financial statements have been derived from the books and records of the Company. However, certain financial information has not been subject to procedures that would typically be applied to financial information presented in accordance with generally accepted accounting principles in the United States of America (“GAAP”). The accompanying unaudited consolidated financial statements do not include all of the information and footnote disclosures required by GAAP for complete financial statements. In the opinion of management, all disclosures considered necessary for an informative presentation have been included herein.

The Company filed its Annual Report on Form 10-K for the fiscal year ended December 31, 2005 with the Securities and Exchange Commission (“SEC”) on March 29, 2006 (“2005 Annual Report”). The Company’s website (www.adelphia.com) contains a hyperlink to the Adelphia page on the SEC’s website (www.sec.gov) to access this report. Information contained on the Company’s Internet website is not incorporated by reference in this Monthly Operating Report. The Company has not completed the preparation of financial statements for periods subsequent to December 31, 2005 and is reviewing its books and records and other information on an ongoing basis to determine whether the accompanying unaudited consolidated financial statements of the Debtors will be supplemented or otherwise amended. The Company reserves the right to file, at any time, such supplements or amendments to these accompanying unaudited consolidated financial statements. For example, the accompanying unaudited consolidated financial statements should not be considered an admission regarding any of the Debtors’ income, expenditures or general financial condition, but rather, a current compilation of the Debtors’ books and records. The Company does not make, and specifically disclaims, any representation or warranty as to the completeness or accuracy of the information set forth herein.

Note 2:  Bankruptcy Proceedings and Sale of Assets of the Company

Overview

On June 25, 2002 (“Petition Date”), certain of the Debtors filed voluntary petitions to reorganize under Chapter 11 of the Bankruptcy Code in the Bankruptcy Court. On June 10, 2002, Century, an indirect wholly owned subsidiary of Adelphia, filed a voluntary petition to reorganize under Chapter 11. On October 6 and November 15, 2005, certain additional subsidiaries of Adelphia filed voluntary petitions to reorganize under Chapter 11. On March 31, 2006, the Rigas Co-Borrowing Entities filed voluntary petitions to reorganize under Chapter 11. The Debtors, which include Century, the additional filers and the Rigas Co-Borrowing Entities, are currently operating their business as debtors-in-possession under Chapter 11.

On July 11, 2002, a statutory committee of unsecured creditors (the “Creditors’ Committee”) was appointed, and on July 31, 2002, a statutory committee of equity holders (the “Equity Committee” and, together with the Creditors’ Committee, the “Committees”) was appointed. The Committees have the right to, among other things, review and object to certain business transactions and may participate in the formulation of the Debtors’ plan of reorganization. Under the Bankruptcy Code, the Debtors were provided with specified periods during which only the Debtors could propose and file a plan of

ADELPHIA COMMUNICATIONS CORPORATION, et. al.

(DEBTORS-IN-POSSESSION)

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

reorganization (the “Exclusive Period”) and solicit acceptances thereto (the “Solicitation Period”). The Debtors received several extensions of the Exclusive Period and the Solicitation Period from the Bankruptcy Court with the latest extension of the Exclusive Period and the Solicitation Period being through February 17, 2004 and April 20, 2004, respectively. In early 2004, the Debtors filed a motion requesting an additional extension of the Exclusive Period and the Solicitation Period. However, in 2004, the Equity Committee filed a motion to terminate the Exclusive Period and the Solicitation Period and other objections were filed regarding the Debtors’ request. The Bankruptcy Court has extended the Exclusive Period and the Solicitation Period until the hearing on the motions is held and a determination by the Bankruptcy Court is made. No hearing has been scheduled. For additional information, see Note 7.

Confirmation of Plan of Reorganization

The Debtors most recently filed with the Bankruptcy Court a proposed supplement to their fourth amended disclosure statement (the “Proposed DS Supplement”) on April 12, 2006. Exhibit Q to the Proposed DS Supplement contains the Debtors’ proposed modified fourth amended joint plan of reorganization (the “Plan”). The Plan contemplates, among other things, consummation of the Sale Transaction (as defined below) and distribution of the cash and Time Warner Cable Inc. (“TWC”) Class A common stock (the “TWC Class A Common Stock”) received pursuant to the Sale Transaction to the stakeholders of the Debtors in accordance with the Plan.

For the Plan to be confirmed and become effective, the Debtors must, among other things:

•                  obtain an order of the Bankruptcy Court approving the Proposed DS Supplement as containing “adequate information;”

•                  solicit acceptance of the Plan from the holders of claims and equity interests in each class that is impaired and not deemed by the Bankruptcy Court to have rejected the Plan;

•                  obtain an order from the Bankruptcy Court confirming the Plan; and

•                  consummate the Plan.

In addition, in light of the length of time it has taken for the hearings on various inter-creditor disputes that exist between creditors of different Debtors, as well as the inability of the stakeholders to settle the inter-creditor disputes and the approaching Outside Date of July 31, 2006 for the Sale Transaction, on April 6, 2006, the Debtors obtained an order of the Bankruptcy Court authorizing the Debtors to file an amended plan of reorganization that sets forth potential settlements of the inter-creditor disputes (the “Potential Settlements”). Capitalized terms used in this paragraph but not defined herein have the meanings given to them in the Plan, which is contained in Exhibit Q to the Proposed DS Supplement included as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed with the SEC on April 18, 2006. The Plan allows each holder of an Allowed Claim or Allowed Equity Interest in an impaired class in the Arahova Debtor Group, the FrontierVision Holdco Debtor Group, the Holding Company Debtor Group and the Olympus Parent Debtor Group that is entitled to vote on the Plan to vote separately to accept or reject the Potential Settlements. The Potential Settlements are comprised of three different potential settlements:  (i) the Potential Arahova Settlement; (ii) the Potential FrontierVision Holdco Settlement; and (iii) the Potential Olympus Parent Settlement. If one or more of the Potential Settlements is accepted, the Debtor Group in question may be removed from the inter-creditor disputes and its stakeholders may receive the distribution embodied in the Potential Settlement. If one or more Potential Settlements is not accepted, then the relevant Debtor Group will remain in the inter-creditor disputes with the benefit of the corresponding holdback, pending the release of the holdback pursuant to the ultimate Inter-Creditor Dispute Resolution.

The Potential Settlements do not reflect a determination of the Bankruptcy Court or the Debtors as to the likely outcome of the inter-creditor disputes. Rather, the Potential Settlements reflect an economic

ADELPHIA COMMUNICATIONS CORPORATION, et. al.

(DEBTORS-IN-POSSESSION)

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

adjustment among the parties affected by the inter-creditor disputes in exchange for reduction or elimination of the risk associated with the continuation of the inter-creditor disputes. For information relating to the substantial disputes that exist between creditors of different Debtors that principally affect the recoveries to the holders of certain notes due September 15, 2007 issued by FrontierVision Holdings, L.P., an indirect subsidiary of Adelphia, and the creditors of Arahova Communications, Inc. (“Arahova”) and Adelphia (the “Inter-Creditor Dispute”), see Note 7.

By order dated November 23, 2005, the Bankruptcy Court approved the Fourth Amended Disclosure Statement as containing “adequate information.”  By December 12, 2005, the Debtors completed the mailing of the solicitation packages. The voting deadline to accept or reject the Plan is May 14, 2006, and in the case of securities held through an intermediary, the deadline for instructions to be received by the intermediary is May 10, 2006 or such other date as specified by the applicable intermediary. The Bankruptcy Court has scheduled a hearing on April 27, 2006 to determine whether the Proposed DS Supplement has “adequate information” pursuant to section 1125 of the Bankruptcy Code. The confirmation hearing on the Plan is scheduled for May 15, 2006 and June 20, 2006. Before it can issue a confirmation order, the Bankruptcy Court must find that either (i) each class of impaired claims or equity interests has accepted the Plan or (ii) the Plan meets the requirements of the Bankruptcy Code to confirm the Plan over the objections of dissenting classes. In addition, the Bankruptcy Court must find that the Plan meets certain other requirements specified in the Bankruptcy Code.

Sale of Assets

Effective April 20, 2005, Adelphia entered into definitive asset purchase agreements with TW NY and Comcast, pursuant to which TW NY and Comcast will purchase substantially all of the Company’s U.S. assets and assume certain of its liabilities (the “Sale Transaction”). Upon the closing of the Sale Transaction, Adelphia will receive an aggregate consideration of cash in the amount of approximately $12.7 billion plus shares of TWC Class A Common Stock, which are expected to represent 16% of the outstanding equity securities of TWC as of the closing. Such percentage: (i) assumes the redemption of Comcast’s interest in TWC, the inclusion in the sale to TW NY of all of the cable systems owned by the Rigas Co-Borrowing Entities contemplated to be purchased by TW NY pursuant to the Sale Transaction and that there is no Expanded Transaction (as defined below); and (ii) is subject to adjustment for issuances pursuant to employee stock programs (subject to a cap) and issuances of securities for fair consideration. The TWC Class A Common Stock is expected to be listed on The New York Stock Exchange. The purchase price payable by TW NY and Comcast is subject to certain adjustments. TW NY is a subsidiary of TWC, the cable subsidiary of Time Warner Inc. (“Time Warner”). TWC and Comcast and certain of their affiliates have also agreed to swap certain cable systems and unwind Comcast’s investments in TWC and Time Warner Entertainment Company, L.P., a subsidiary of TWC (“TWE”). The Sale Transaction does not include the Company’s interest in Century/ML Cable Venture (“Century/ML Cable”), a joint venture that owned and operated cable systems in Puerto Rico, which Century and ML Media Partners, L.P. (“ML Media”) sold to San Juan Cable, LLC (“San Juan Cable”) effective October 31, 2005. For additional information see Notes 6 and 7.

As part of the Sale Transaction, Adelphia agreed to transfer to TW NY and Comcast the assets related to the Rigas Co-Borrowing Entities (including Coudersport and Bucktail).  If the Company is unable to transfer all of the assets related to such entities to Comcast and TW NY at the closing of the Sale Transaction, the initial purchase price payable by Comcast and by TW NY would be reduced by an aggregate amount of up to $600,000,000 and, based on an updated valuation analysis of the TWC Class A Common Stock provided to the Company by UBS Securities LLC (“UBS”) and Allen & Company LLC (“Allen”) on March 20, 2006, $334,000,000, respectively, but would become payable to the extent such assets are transferred to Comcast or TW NY within 15 months of the closing.  Adelphia expects to be able to transfer to TW NY and Comcast the assets of the Forfeited Managed Cable Entities, which do not include Coudersport and Bucktail, once such entities emerge from bankruptcy.  There can be no assurance that the bankruptcy cases of the Forfeited Managed Cable Entities will proceed swiftly enough for such transfer to occur concurrent with the closing of the Sale Transaction, and such transfer may not occur until after the initial closing of the Sale Transaction, if at all.  Adelphia believes that its inability to transfer the assets of Coudersport and Bucktail to TW NY and Comcast will result in an aggregate purchase

ADELPHIA COMMUNICATIONS CORPORATION, et. al.

(DEBTORS-IN-POSSESSION)

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

price reduction of approximately $21,000,000, reflecting a reduction to the purchase price payable by TW NY, based on an updated valuation analysis of the TWC Class A Common Stock provided to the Company by UBS and Allen on March 20, 2006, of approximately $13,000,000 and by Comcast of approximately $8,000,000.

Pursuant to a separate agreement, dated as of April 20, 2005, TWC, among other things, has guaranteed the obligations of TW NY under the asset purchase agreement between TW NY and Adelphia.

Until a plan of reorganization is confirmed by the Bankruptcy Court and becomes effective, the Sale Transaction cannot be consummated. The closing of the Sale Transaction is also subject to the satisfaction or waiver of conditions customary to transactions of this type, including, among others: (i) receipt of applicable regulatory approvals, including the consent of the Federal Communications Commission (the “FCC”) to the transfer of certain licenses, and, subject to certain exceptions, any applicable approvals of local franchising authorities (“LFAs”) to the change in ownership of the cable systems operated by the Company, to the extent not preempted by section 365 of the Bankruptcy Code; (ii) expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (“HSR Act”); (iii) the offer and sale of the shares of TWC Class A Common Stock to be issued in the Sale Transaction having been exempted from registration pursuant to an order of the Bankruptcy Court confirming the Plan or a no-action letter from the staff of the SEC, or a registration statement covering the offer and sale of such shares having been declared effective; (iv) the TWC Class A Common Stock to be issued in the Sale Transaction being freely tradable and not subject to resale restrictions, except in certain circumstances; (v) approval of the shares of TWC Class A Common Stock to be issued in the Sale Transaction for listing on the New York Stock Exchange; (vi) entry by the Bankruptcy Court of a final order confirming the Plan and, contemporaneously with the closing of the Sale Transaction, consummation of the Plan; (vii) satisfactory settlement by Adelphia of the claims and causes of action brought by the SEC and the investigations by the United States Department of Justice (the “DoJ”); (viii)  the absence of any material adverse effect with respect to TWC’s business and certain significant components of the Company’s business (without taking into consideration any loss of subscribers by the Company’s business (or the results thereof) already reflected in the projections specified in the asset purchase agreements or the purchase price adjustments); (ix) the number of eligible basic subscribers (as the term is used in the purchase agreements) served by the Company’s cable systems as of a specified date prior to the closing of the Sale Transaction not being below an agreed upon threshold; (x) the absence of an actual change in law, or proposed change in law that has a reasonable possibility of being enacted, that would adversely affect the tax treatment accorded to the Sale Transaction with respect to TW NY; (xi) a filing of an election under Section 754 of the Internal Revenue Code of 1986, as amended, by each of Century-TCI California Communications, L.P. (“Century-TCI”), Parnassos Communications, L.P. (“Parnassos”) and Western NY Cablevision L.P. (“Western NY Cablevision”); and (xii) the provision of certain audited and unaudited financial information by Adelphia.

Subject to the Expanded Transaction (as defined below), the closing under each Purchase Agreement is also conditioned on a contemporaneous closing under the other Purchase Agreement. On January 31, 2006, the Federal Trade Commission closed its antitrust investigation under the HSR Act of the Sale Transaction.  In addition, the Company believes that it has received the necessary applicable approvals of LFAs to the change in ownership of the cable systems operated by the Company.  The Company expects the closing of the Sale Transaction to occur by July 31, 2006, the date under the Purchase Agreements after which either party may terminate, subject to certain exceptions, the applicable Purchase Agreement if the closing has not already occurred.

Adelphia received a letter, dated March 24, 2006, from each of TWC and Comcast alleging that Adelphia’s implementation of a system, required by the Purchase Agreements to be implemented prior to the closing of the Sale Transaction, by which eligible basic subscribers (as such term is used in the Purchase Agreements) can be tracked, materially breaches the Purchase Agreements insofar as it does not include within it certain marketing promotions utilized by Adelphia.  Adelphia, in letters to TW NY and Comcast, dated March 27, 2006, has denied that Adelphia’s actions constitute a material breach, but has determined, without prejudice to its position, to incorporate a method of tracking such marketing promotions as part of its subscriber tracking system. Adelphia does not believe that such marketing promotions are required by the terms of the relevant Purchase Agreements to be tracked by a

ADELPHIA COMMUNICATIONS CORPORATION, et. al.

(DEBTORS-IN-POSSESSION)

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

subscriber tracking system that, as required by the Purchase Agreements, would be reasonably expected to accurately track eligible basic subscribers.  Under the Purchase Agreements, any breach that would preclude Adelphia from providing a certificate at the closing of the Sale Transaction that each of the covenants in the Purchase Agreements (including the covenant to implement the tracking system) has been duly performed in all material respects would constitute a failure of a condition to closing of the Sale Transaction in favor of each of TW NY and Comcast, and if not cured, could provide TW NY and Comcast a basis for terminating their respective Purchase Agreements.

Pursuant to a letter agreement, dated as of April 20, 2005, and the asset purchase agreement between Adelphia and TW NY, TW NY has agreed to purchase the cable operations of Adelphia that Comcast would have acquired if Comcast’s purchase agreement is terminated prior to closing as a result of the failure to obtain FCC or applicable antitrust approvals (the “Expanded Transaction”). In such event and assuming TW NY received such approvals, TW NY will pay the $3.5 billion purchase price to have been paid by Comcast, less Comcast’s allocable share of the liabilities of Century-TCI, Parnassos  and Western NY Cablevision, which shall not be less than $549,000,000 or more than $600,000,000. Consummation of the Sale Transaction, however, is not subject to the consummation of the agreement by TWC, Comcast and certain of their affiliates to swap certain cable systems and unwind Comcast’s investments in TWC and TWE, as described above. There is no assurance that TW NY would be able to obtain the required FCC or applicable antitrust approvals for the Expanded Transaction.

The Purchase Agreements with TW NY and Comcast contain certain termination rights for Adelphia, TW NY and Comcast, and further provide that, upon termination of the Purchase Agreements under specified circumstances, Adelphia may be required to pay TW NY a termination fee of approximately $353,000,000 and Comcast a termination fee of $87,500,000.

The foregoing description of the terms of the Sale Transaction does not purport to be complete and is qualified in its entirety by reference to each of the definitive agreements for the Sale Transaction, which are attached as exhibits to Adelphia’s Current Report on Form 8-K filed with the SEC on April 25, 2005. Certain fees are due to the Company’s financial advisors upon successful completion of a sale, which are calculated as a percentage (0.11% to 0.20%) of the sale value. Additional fees may be payable depending on the outcome of the sales process. Such fees cannot be determined until the closing of the Sale Transaction.

Pre-petition Obligations

Pre-petition and post-petition obligations of the Debtors are treated differently under the Bankruptcy Code. Due to the commencement of the Chapter 11 Cases and the Debtors’ failure to comply with certain financial and other covenants, the Debtors are in default on substantially all of their pre-petition debt obligations. As a result of the Chapter 11 filing, all actions to collect the payment of pre-petition indebtedness are subject to compromise or other treatment under a plan of reorganization. Generally, actions to enforce or otherwise effect payment of pre-petition liabilities are stayed against the Debtors. The Bankruptcy Court has approved the Debtors’ motions to pay certain pre-petition obligations including, but not limited to, employee wages, salaries, commissions, incentive compensation and other related benefits. The Debtors have been paying and intend to continue to pay undisputed post-petition claims in the ordinary course of business. In addition, the Debtors may assume or reject pre-petition executory contracts and unexpired leases with the approval of the Bankruptcy Court. Any damages resulting from the rejection of executory contracts and unexpired leases are treated as general unsecured claims and will be classified as liabilities subject to compromise. For additional information concerning liabilities subject to compromise, see below.

The ultimate amount of the Debtors’ liabilities will be determined during the Debtors’ claims resolution process. The Bankruptcy Court established a bar date of January 9, 2004 for filing proofs of claim against the Debtors’ estates. A bar date is the date by which proofs of claim must be filed if a claimant disagrees with how its claim appears on the Debtors’ Schedules of Liabilities. However, under certain limited circumstances, claimants may file proofs of claims after the bar date. As of the bar date,

ADELPHIA COMMUNICATIONS CORPORATION, et. al.

(DEBTORS-IN-POSSESSION)

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

approximately 17,000 proofs of claim asserting in excess of $3.20 trillion in claims were filed, and as of March 31, 2006, approximately 18,000 proofs of claim asserting approximately $3.78 trillion in claims were filed, in each case including duplicative claims, but excluding any estimated amounts for unliquidated claims. The aggregate amount of claims filed with the Bankruptcy Court far exceeds the Debtors’ estimate of ultimate liability. The Debtors currently are in the process of reviewing, analyzing and reconciling the scheduled and filed claims. The Debtors expect that the claims resolution process will take significant time to complete following consummation of the Plan. As the amounts of the allowed claims are determined, adjustments will be recorded in liabilities subject to compromise and reorganization expenses due to bankruptcy.

The Debtors have filed numerous omnibus objections that address $3.68 trillion in claims, consisting primarily of duplicative claims. Certain claims addressed in such objections were either: (i) reduced and allowed; (ii) disallowed and expunged; or (iii) subordinated by orders of the Bankruptcy Court. Hearings on certain claims objections are ongoing. Certain other objections have been adjourned to allow the parties to continue to reconcile such claims. Additional omnibus objections may be filed as the claims resolution process continues.

Debtor-in-Possession Credit Facility

In order to provide liquidity following the commencement of the Chapter 11 Cases, Adelphia and certain of its subsidiaries (the “Loan Parties”) entered into a $1,500,000,000 debtor-in-possession credit facility (as amended, the “DIP Facility”).  On May 10, 2004, the Loan Parties entered into a $1,000,000,000 extended debtor-in-possession credit facility (the “First Extended DIP Facility”), which amended and restated the DIP Facility in its entirety.  On February 25, 2005, the Loan Parties entered into a $1,300,000,000 further extended debtor-in-possession credit facility (the “Second Extended DIP Facility”), which amended and restated the First Extended DIP Facility in its entirety.  On March 17, 2006, the Loan Parties entered into a $1,300,000,000 further extended debtor-in-possession credit facility (the “Third Extended DIP Facility”), which amended and restated the Second Extended DIP Facility in its entirety. For additional information, see Note 4.

Exit Financing Commitment

On February 25, 2004, Adelphia executed a commitment letter and certain related documents pursuant to which a syndicate of financial institutions committed to provide to the Debtors up to $8,800,000,000 in exit financing. Following the Bankruptcy Court’s approval on June 30, 2004 of the exit financing commitment, the Company paid the exit lenders a nonrefundable fee of $10,000,000 and reimbursed the exit lenders for certain expenses they had incurred through the date of such approval, including certain legal expenses. In light of the agreements with TW NY and Comcast, on April 25, 2005, the Company informed the exit lenders of its election to terminate the exit financing commitment, which termination became effective on May 9, 2005. As a result of the termination, the Company recorded a charge of $58,267,000 during 2005, which represents previously unpaid commitment fees of $45,428,000, the nonrefundable fee of $10,000,000 and certain other expenses.

Going Concern

As a result of the Company’s filing of the bankruptcy petition and the other matters described in the following paragraphs, there is substantial doubt about the Company’s ability to continue as a going concern. The accompanying consolidated financial statements have been prepared on a going concern basis, which assumes continuity of operations and realization of assets and satisfaction of liabilities in the ordinary course of business, and in accordance with Statement of Position 90-7, Financial Reporting by Entities in Reorganization Under the Bankruptcy Code (“SOP 90-7”). The consolidated financial statements do not include any adjustments that might be required should the Company be unable to continue to operate as a going concern. In accordance with SOP 90-7, all pre-petition liabilities subject to compromise have been segregated in the consolidated balance sheets and classified as liabilities subject to compromise, at the estimated amount of allowable claims. Interest expense related to pre-petition liabilities

ADELPHIA COMMUNICATIONS CORPORATION, et. al.

(DEBTORS-IN-POSSESSION)

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

subject to compromise has been reported only to the extent that it will be paid during the Chapter 11 proceedings. In addition, no preferred stock dividends have been accrued subsequent to the Petition Date. Liabilities not subject to compromise are separately classified as current or noncurrent. Revenue, expenses, realized gains and losses, and provisions for losses resulting from reorganization are reported separately as reorganization expenses due to bankruptcy. Cash used for reorganization items is disclosed in the consolidated statements of cash flows.

The ability of the Debtors to continue as a going concern is predicated upon numerous matters, including:

•                  having a plan of reorganization confirmed by the Bankruptcy Court and it becoming effective;

•                  obtaining substantial exit financing if the Sale Transaction is not consummated and the Company is to emerge from bankruptcy under a stand-alone plan, including working capital financing, which the Company may not be able to obtain on favorable terms, or at all. A failure to obtain necessary financing would result in the delay, modification or abandonment of the Company’s development and expansion plans and would have a material adverse effect on the Company;

•                  extending the Third Extended DIP Facility through the effective date of a plan of reorganization in the event the Sale Transaction is not consummated before the maturity date of the Third Extended DIP Facility and remaining in compliance with the financial covenants thereunder. A failure to obtain an extension to the Third Extended DIP Facility would result in the delay, modification or abandonment of the Company’s development and expansion plans and would have a material adverse effect on the Company;

•                  being able to successfully implement the Company’s business plans, decrease basic subscriber losses, renew franchises and offset the negative effects that the Chapter 11 filing has had on the Company’s business, including the impairment of customer and vendor relationships; failure to do so will result in reduced operating results and potential impairment of assets;

•                  resolving material litigation;

•                  achieving positive operating results, increasing net cash provided by operating activities and maintaining satisfactory levels of capital and liquidity considering its history of net losses and capital expenditure requirements and the expected near-term continuation thereof; and

•                  motivating and retaining key executives and employees.

Presentation

For periods subsequent to the Petition Date, the Company has applied the provisions of SOP 90-7. SOP 90-7 requires that pre-petition liabilities that are subject to compromise be segregated in the consolidated balance sheet as liabilities subject to compromise and that revenue, expenses, realized gains and losses, and provisions for losses resulting directly from the reorganization due to the bankruptcy be reported separately as reorganization expenses in the consolidated statements of operations. Liabilities subject to compromise are reported at the amounts expected to be allowed, even if they may be settled for lesser amounts. Liabilities subject to compromise consist of the following (amounts in thousands):

ADELPHIA COMMUNICATIONS CORPORATION, et. al.

(DEBTORS-IN-POSSESSION)

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

March 31,
2006

Parent and subsidiary debt	$11,553,776
Parent and subsidiary debt under co-borrowing credit facilities	4,576,375
Accounts payable	892,697
Accrued liabilities	1,252,777
Series B Preferred Stock	148,794
Liabilities subject to compromise	$18,424,419

The amounts presented as liabilities subject to compromise may be subject to future adjustments depending on Bankruptcy Court actions, completion of the reconciliation process with respect to disputed claims, determinations of the secured status of certain claims, the value of any collateral securing such claims or other events. Such adjustments may be material to the amounts reported as liabilities subject to compromise.

Amortization of deferred financing fees related to pre-petition debt obligations was terminated effective on the Petition Date and the unamortized amount at the Petition Date ($134,208,000) has been included as an offset to liabilities subject to compromise as an adjustment of the net carrying value of the related pre-petition debt. Similarly, amortization of the deferred issuance costs for the Company’s redeemable preferred stock was also terminated at the Petition Date. For periods subsequent to the Petition Date, interest expense has been reported only to the extent that it will be paid during the Chapter 11 proceedings. In addition, no preferred stock dividends have been accrued subsequent to the Petition Date.

Reorganization Expenses Due to Bankruptcy and Investigation, Re-audit and Sale Transaction Costs

Only those fees directly related to the Chapter 11 filings are included in reorganization expenses due to bankruptcy. These expenses are offset by the interest earned during reorganization. Certain reorganization expenses are contingent upon the approval of a plan of reorganization by the Bankruptcy Court and include cure costs, financing fees and success fees. The Company is currently aware of certain success fees that potentially could be paid upon the Company’s emergence from bankruptcy to third party financial advisors retained by the Company and the Committees in connection with the Chapter 11 Cases. Currently, these success fees are estimated to be between $6,500,000 and $19,950,000 in the aggregate. In addition, pursuant to their employment agreements, the Chief Executive Officer (“CEO”) and the Chief Operating Officer (“COO”) of the Company are eligible to receive equity awards of Adelphia stock with a minimum aggregate fair value of $17,000,000 upon the Debtors’ emergence from bankruptcy. Under the employment agreements, the value of such equity awards will be determined based on the average trading price of the post-emergence common stock of Adelphia during the 15 trading days immediately preceding the 90th day following the date of emergence. Pursuant to the employment agreements, these equity awards, which will be subject to vesting and trading restrictions, may be increased up to a maximum aggregate value of $25,500,000 at the discretion of the board of directors of Adelphia (the “Board”). As no plan of reorganization has been confirmed by the Bankruptcy Court, no accrual for such contingent payments or equity awards has been recorded in the accompanying consolidated financial statements.

The Company is incurring certain professional fees that, although not directly related to the Chapter 11 filing, relate to the investigation of the actions of certain members of the Rigas Family who held all of the senior executive positions at Adelphia and constituted five of the nine members of Adelphia’s board of directors, related efforts to comply with applicable laws and regulations and the Sale Transaction. These expenses include the additional audit fees incurred for the years ended December 31, 2001 and prior, as well as legal fees, special investigation and forensic consultant fees of the Company, a special committee of the Board and employee retention costs. These expenses have been included in investigation, re-audit and sale transaction costs in the accompanying consolidated statements of operations.

ADELPHIA COMMUNICATIONS CORPORATION, et. al.

(DEBTORS-IN-POSSESSION)

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Note 3:  Impairment of Long-Lived Assets

A summary of impairment charges for long-lived assets is set forth below (amounts in thousands):

Forty-five months ended March 31, 2006

Intangible assets, net (a)	$2,059,073
Other assets - Convergence (b)	49,756
Impairment of long-lived assets	$2,108,829

(a) Intangible assets, net

As a result of the Debtors’ Chapter 11 filing, the Company performed an evaluation of the carrying amounts of goodwill and franchise rights in accordance with SFAS No. 142 and an evaluation of long-lived assets in accordance with SFAS No. 144, as of June 30, 2002. As a result of these evaluations, the Company recorded impairment charges to write-down goodwill by $755,905,000 and franchise rights by $1,212,860,000 to their respective estimated fair values. The Petition Date of the Chapter 11 filing substantially coincided with the Company’s annual impairment testing date.

The Company, as a result of its annual impairment test, recorded additional impairments of $12,426,000, $77,241,000 and $641,000 in 2005, 2004 and 2003, respectively, related to franchise rights.

(b) Other Assets

“Convergence” was an internal operations, call center and billing system that the Company began developing in 1998. After a careful evaluation of the functionality and usability of Convergence, the Company decided in 2002 not to pursue continued deployment and terminated additional funding for and abandoned the system. As a result of this decision, the Company recognized an impairment charge during 2002 to write-off all capitalized costs associated with Convergence.

ADELPHIA COMMUNICATIONS CORPORATION, et. al.

(DEBTORS-IN-POSSESSION)

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Note 4:  Debt

The carrying value of the Company’s debt is summarized below as of March 31, 2006 (amounts in thousands):

Current portion of parent and subsidiary debt:
Secured:
Third Extended DIP Facility (a)	$916,000
Capital lease obligations	10,206
Unsecured other subsidiary debt	1
Current portion of parent and subsidiary debt	$926,207

Liabilities subject to compromise
Parent debt – unsecured: (b)
Senior notes	$4,767,565
Convertible subordinated notes (c)	1,992,022
Senior debentures	129,247
Pay-in-kind notes	31,847
Total parent debt	6,920,681

Subsidiary debt:
Secured:
Notes payable to banks	2,240,313
Unsecured:
Senior notes	1,105,538
Senior discount notes	342,830
Zero coupon senior discount notes	755,031
Senior subordinated notes	208,976
Other subsidiary debt	121,424
Total subsidiary debt	4,774,112

Deferred financing fees	(141,017)

Parent and subsidiary debt before Co-Borrowing Facilities (Note 2)	$11,553,776

Co-Borrowing Facilities (d) (Note 2)	$4,576,375

(a)  Third Extended DIP Facility

On March 17, 2006, the Loan Parties entered into the $1,300,000,000 Third Extended DIP Facility, which supersedes and replaces in its entirety the Second Extended DIP Facility. The Third Extended DIP Facility was approved by the Bankruptcy Court on March 16, 2006, and closed on March 17, 2006.

The Third Extended DIP Facility generally matures upon the earlier of August 7, 2006 or the occurrence of certain other events, as described in the Third Extended DIP Facility. The Third Extended DIP Facility is comprised of an $800,000,000 Tranche A Loan (including a $500,000,000 letter of credit subfacility) and a $500,000,000 Tranche B Loan. The proceeds from borrowings under the Third Extended DIP Facility are permitted to be used for general corporate purposes and investments, as defined in the Third Extended DIP Facility. The Third Extended DIP Facility is secured with a first priority lien on all of the Loan Parties’ unencumbered assets, a priming first priority lien on all assets of the Loan Parties securing their pre-petition bank debt and a junior lien on all other assets of the Loan Parties. The applicable margin on loans extended under the Third Extended DIP Facility was reduced (when compared to the Second Extended DIP Facility) to 1.00% per annum in the case of Alternate Base Rate loans and 2.00% per annum in the case of Adjusted LIBOR rate loans, and the commitment fee with respect to the unused portion of the Tranche A Loan is 0.50% per annum (which is the same fee that was charged under the Second Extended DIP Facility).

ADELPHIA COMMUNICATIONS CORPORATION, et. al.

(DEBTORS-IN-POSSESSION)

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

In connection with the closing of the Third Extended DIP Facility, on March 17, 2006, the Loan Parties borrowed an aggregate of $916,000,000 thereunder, and used all such proceeds and a portion of available cash and cash equivalents to repay all of the indebtedness, including accrued and unpaid interest and certain fees and expenses, outstanding under the Second Extended DIP Facility. In addition, all of the participations in the letters of credit outstanding under the Second Extended DIP Facility were transferred to certain lenders under the Third Extended DIP Facility.

The terms of the Third Extended DIP Facility contain certain restrictive covenants, which include limitations on the ability of the Loan Parties to: (i) incur additional guarantees, liens and indebtedness; (ii) sell or otherwise dispose of certain assets; and (iii) pay dividends or make other distributions or payments with respect to any shares of capital stock, subject to certain exceptions set forth in the Third Extended DIP Facility. The Third Extended DIP Facility also requires compliance with certain financial covenants with respect to operating results and capital expenditures.

As of March 31, 2006, $416,000,000 under the Tranche A Loan has been drawn and letters of credit totaling $83,824,000 have been issued under the Tranche A Loan, leaving availability of $300,176,000 under the Tranche A Loan. Furthermore, as of March 31, 2006, the entire $500,000,000 under the Tranche B Loan has been drawn.

The foregoing summary of certain material terms and conditions of the Third Extended DIP Facility does not represent a complete summary of all of the material terms and conditions of the Third Extended DIP Facility, and is qualified in its entirety by reference to the Third Extended DIP Facility, a copy of which is attached as an exhibit to Adelphia’s Current Reports on Form 8-K filed with the SEC on March 23, 2006.

(b)  Parent Debt

All debt of Adelphia is structurally subordinated to the debt of its subsidiaries such that the assets of an indebted subsidiary are used to satisfy the applicable subsidiary debt before being applied to the payment of parent debt.

(c)  Convertible Subordinated Notes

The convertible subordinated notes included: (i) $1,029,876,000 aggregate principal amount of 6% convertible subordinated notes; (ii) $975,000,000 aggregate principal amount of 3.25% convertible subordinated notes; and (iii) unamortized discounts aggregating $12,854,000. Prior to the Forfeiture Order, the Other Rigas Entities held $167,376,000 aggregate principal amount of the 6% notes and $400,000,000 aggregate principal amount of the 3.25% notes. The terms of the 6% notes and 3.25% notes provide for the conversion of such notes into Class A Common Stock (Class B Common Stock in the case of notes held by the Other Rigas Entities) at the option of the holder any time prior to maturity at an initial conversion price of $55.49 per share and $43.76 per share, respectively.

Pursuant to the Final Forfeiture Orders, all right, title and interest in the Rigas Co-Borrowing Entities (other than Coudersport and Bucktail) held by the Rigas Family and Rigas Family Entities prior to the Forfeiture Order were transferred to the Company free and clear of all liens, claims, encumbrances and adverse interests in accordance with the Final Forfeiture Orders, subject to certain limitations set forth in the Final Forfeiture Orders. The transfer of all right, title and interest previously held by the Rigas Family and the Rigas Family Entities in any of the Company’s securities, certain specified real estate and other property in furtherance of the Non-Prosecution Agreement is expected to occur in accordance with separate, subsequent court documentation. The Company will recognize the benefits of such conveyance when it occurs. For additional information, see Note 7.

ADELPHIA COMMUNICATIONS CORPORATION, et. al.

(DEBTORS-IN-POSSESSION)

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

(d)  Co-Borrowing Facilities

The Co-Borrowing Facilities represent the aggregate amount outstanding pursuant to three separate Co-Borrowing Facilities dated May 6, 1999, April 14, 2000 and September 28, 2001. Each co-borrower is jointly and severally liable for the entire amount of the indebtedness under the applicable Co-Borrowing Facility regardless of whether that co-borrower actually borrowed that amount under such Co-Borrowing Facility. All amounts outstanding under Co-Borrowing Facilities at March 31, 2006 represent pre-petition liabilities that have been classified as liabilities subject to compromise in the accompanying consolidated balance sheet.

Amounts outstanding pursuant to the Co-Borrowing Facilities as of March 31, 2006 are as follows (amounts in thousands):

Attributable to Company subsidiaries	$1,730,219
Attributable to Rigas Co-Borrowing Entities	2,846,156
Total included as debt of the Company	$4,576,375

Other Debt Matters

Weighted average interest rate payable by Adelphia and subsidiaries under credit agreements with banks at March 31, 2006	8.27%

Note 5:  TelCove Spin-off and Bankruptcy Proceedings

Adelphia Business Solutions, Inc., now known as TelCove (“TelCove”), was a majority-owned subsidiary of the Company through January 11, 2002 (the “TelCove Spin-off Date”). On the TelCove Spin-off Date, the Company distributed, in the form of a dividend, all of the shares of common stock of TelCove owned by Adelphia (the “TelCove Spin-off”) to holders of Adelphia $0.01 par value Class A common stock and Adelphia $0.01 par value Class B common stock. Accordingly, the accompanying unaudited consolidated financial statements do not include the accounts of TelCove. TelCove owns, operates and manages entities that provide competitive local exchange carrier (“CLEC”) telecommunications services. On the TelCove Spin-off Date, the Company held a majority of the total voting power of the TelCove common stock. On March 27, 2002, TelCove and its direct subsidiaries commenced cases under Chapter 11 of the Bankruptcy Code. Subsequently, on June 18, 2002, certain indirect subsidiaries of TelCove also commenced cases under Chapter 11 of the Bankruptcy Code. TelCove emerged from Chapter 11 on April 7, 2004.

On December 3, 2003, the Debtors and TelCove entered into a Master Reciprocal Settlement Agreement pursuant to which the parties, among other things, memorialized their agreement relating to their ownership and use of certain shared assets. On March 23, 2004, the Bankruptcy Court approved the Master Reciprocal Settlement Agreement.

On February 21, 2004, the parties executed a global settlement agreement (the “Global Settlement”) that resolves, among other things, certain claims put forth by both TelCove and Adelphia. The Global Settlement provided that, on the closing date, the Company would transfer to TelCove certain settlement consideration, including, approximately $60,000,000 in cash, plus an additional payment of up to $2,500,000 related to certain outstanding payables, as well as certain vehicles, real property and intellectual property licenses used in the operation of TelCove’s businesses. Additionally, the parties executed various annexes to the Global Settlement (collectively, the “Annex Agreements”) that provide, among other things, for (i) a five-year business commitment to TelCove for telecommunication services by the Company, (ii) future use by TelCove of certain fiber capacity in assets owned by the Company and (iii) the mutual release by the parties from any and all liabilities, claims and causes of action that either party has or may have against the other party. Finally, the Global Settlement provides for the transfer by the Company to TelCove of certain CLEC market assets together with the various licenses, franchises and

ADELPHIA COMMUNICATIONS CORPORATION, et. al.

(DEBTORS-IN-POSSESSION)

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

permits related to the operation and ownership of such assets. On March 23, 2004, the Bankruptcy Court approved the Global Settlement. The Company recorded a $97,902,000 liability during the fourth quarter of 2003 to provide for the Global Settlement. The Annex Agreements became effective in accordance with their terms on April 7, 2004.

On April 7, 2004, the effective date of the TelCove plan of reorganization, the Company paid $57,941,000 to TelCove, transferred the economic risks and benefits of the CLEC market assets to TelCove pursuant to the terms of the Global Settlement and entered into a Master Management Agreement which provided for the management of the CLEC market assets from April 7, 2004 through the date of transfer to TelCove. On August 20, 2004, the Company paid TelCove an additional $2,464,000 pursuant to the Global Settlement in connection with the resolution and release of certain claims. On August 21, 2004, the CLEC market assets were transferred to TelCove.

Note 6:  Century/ML Cable

Century/ML Cable owned and operated cable systems located in Puerto Rico. Century/ML Cable was a joint venture between ML Media and Century. On September 30, 2002, Century/ML Cable filed a voluntary petition to reorganize under Chapter 11 of the Bankruptcy Code. This bankruptcy proceeding is administered separately from that of the Debtors.

On June 3, 2005, Century entered into an interest acquisition agreement with ML Media, Century/ML Cable, Century-ML Cable Corporation (a subsidiary of Century/ML Cable) and San Juan Cable (the “IAA”), pursuant to which Century and ML Media agreed to sell their interests in Century/ML Cable for $520,000,000 (subject to potential purchase price adjustments as defined in the IAA) to San Juan Cable. On August 9, 2005, Century/ML Cable filed its plan of reorganization (the “Century/ML Plan”) and its related disclosure statement (the “Century/ML Disclosure Statement”) with the Bankruptcy Court. On August 18, 2005, the Bankruptcy Court approved the Century/ML Disclosure Statement. On September 7, 2005, the Bankruptcy Court confirmed the Century/ML Plan, which is designed to satisfy the conditions of the IAA with San Juan Cable and provides that all third party claims will either be paid in full or assumed by San Juan Cable under the terms set forth in the IAA. On October 31, 2005, the sale of Century/ML Cable to San Juan Cable (the “Century/ML Sale”) was consummated and the Century/ML Plan became effective.

The preliminary purchase price paid by San Juan Cable in connection with the Century/ML Sale was approximately $519,000,000 plus a working capital adjustment of $82,735,000. The purchase price is subject to certain adjustments, including a review of the working capital adjustment, the Operating Cash Flow (as defined in the IAA) for the twelve months prior to the Century/ML Sale and the number of basic subscribers. In connection with the Century/ML Sale, $25,000,000 of the purchase price was deposited into an indemnity escrow account to indemnify San Juan Cable against any misrepresentation or breach of warranty, covenant or agreement by Century/ML Cable and $13,500,000 of the purchase price was deferred and is subject to offset to the extent of any additional tax liabilities owed by Century/ML Cable for periods prior to the Century/ML Sale. In addition, $35,626,000 of the purchase price was deposited into an account jointly held in the name of Century and ML Media to fund the obligations of Century/ML Cable that were not assumed by San Juan Cable (the “Century/ML Cable Account”). Century and ML Media have each received proceeds of $263,770,000 from the Century ML Sale that were placed in escrow for the benefit of each party pending the resolution of the litigation among Adelphia, Century, Highland, Century/ML Cable and ML Media. Subsequent to the closing of the Century/ML Sale, Century and ML Media each received $5,000,000 of proceeds from the Century/ML Cable Account which were placed in their respective escrow accounts. ML Media may elect to receive a distribution of up to $70,000,000 from the proceeds of the Century/ML Sale. In the event that ML Media elects to receive a distribution, Century is entitled to receive a distribution of the same amount from its escrow. As of December 31, 2005, ML Media and Century had each received a distribution of $10,000,000 from their respective escrow accounts. The Company recognized a gain of $45,234,000 on the sale of Century/ML Cable.

ADELPHIA COMMUNICATIONS CORPORATION, et. al.

(DEBTORS-IN-POSSESSION)

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

On January 14, 2006, Century and ML Media submitted an adjustment certificate to San Juan Cable seeking additional proceeds of $4,321,000. On February 13, 2006, Century and ML Media received a notice from San Juan Cable rejecting the adjustment certificate and requesting additional proceeds of $50,000,000 from Century and ML Media. The parties are in discussions regarding the various proposed adjustments. The Company does not believe that the resolution of this matter will have a material impact to the Company’s financial condition or results of operations.

Neither the Century/ML Sale nor the effectiveness of the Century/ML Plan resolves the pending litigation among Adelphia, Century, Highland, Century/ML Cable and ML Media. For additional information regarding the potential litigation, see Note 7.

Note 7:  Litigation Matters

SEC Civil Action and DoJ Investigation

On July 24, 2002, the SEC filed a civil enforcement action (the “SEC Civil Action”) against Adelphia, certain members of the Rigas Family and others, alleging various securities fraud and improper books and records claims arising out of actions allegedly taken or directed by certain members of the Rigas Family who held all of the senior executive positions at Adelphia and constituted five of the nine members of Adelphia’s board of directors (none of whom remain with the Company).

On December 3, 2003, the SEC filed a proof of claim in the Chapter 11 Cases against Adelphia for, among other things, penalties, disgorgement and prejudgment interest in an unspecified amount. The staff of the SEC told the Company’s advisors that its asserted claims for disgorgement and civil penalties under various legal theories could amount to billions of dollars. On July 14, 2004, the Creditors’ Committee initiated an adversary proceeding seeking, in effect, to subordinate the SEC’s claims based on the SEC Civil Action.

On April 25, 2005, after extensive negotiations with the SEC and the U.S. Attorney, the Company entered into the Non-Prosecution Agreement pursuant to which the Company agreed, among other things: (i) to contribute $715,000,000 in value to a fund to be established and administered by the United States Attorney General and the SEC for the benefit of investors harmed by the activities of prior management (the “Restitution Fund”); (ii) to continue to cooperate with the U.S. Attorney until the later of April 25, 2007, or the date upon which all prosecutions arising out of the conduct described in the Rigas Criminal Action (as described below) and SEC Civil Action are final; and (iii) not to assert claims against the Rigas Family except for John J. Rigas, Timothy J. Rigas and Michael J. Rigas (together, the “Excluded Parties”), provided that Michael J. Rigas will cease to be an Excluded Party if all currently pending criminal proceedings against him are resolved without a felony conviction on a charge involving fraud or false statements (other than false statements to the U.S. Attorney or the SEC). On November 23, 2005, Michael J. Rigas pled guilty to a violation of Title 47, U.S. Code, Section 220(e) for making a false entry in a Company record (in a form required to be filed with the SEC), and on March 3, 2006, was sentenced to two years of probation, including ten months of home confinement.

The Company’s contribution to the Restitution Fund will consist of stock, future proceeds of litigation and, assuming consummation of the Sale Transaction (or another sale generating cash of at least $10 billion), cash. In the event of a sale generating both stock and at least $10 billion in cash, as contemplated in the Sale Transaction, the components of the Company’s contribution to the Restitution Fund will consist of $600,000,000 in cash and stock (with at least $200,000,000 in cash) and 50% of the first $230,000,000 of future proceeds, if any, from certain litigation against third parties who injured the Company. If, however, the Sale Transaction (or another sale) is not consummated and instead the Company emerges from bankruptcy as an independent entity, the $600,000,000 payment by the Company will consist entirely of stock in the reorganized Adelphia. Unless extended on consent of the U.S. Attorney and the SEC, which consent may not be unreasonably withheld, the Company must make these payments on or before the earlier of:  (i) October 15, 2006; (ii) 120 days after confirmation of a stand-alone plan of reorganization; or (iii) seven days after the first distribution of stock or cash to creditors under any plan of

ADELPHIA COMMUNICATIONS CORPORATION, et. al.

(DEBTORS-IN-POSSESSION)

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

reorganization. The Company recorded charges of $425,000,000 and $175,000,000 during 2004 and 2002, respectively, related to the Non-Prosecution Agreement. Such amounts are reflected in other expense, net in the accompanying consolidated statements of operations.

The U.S. Attorney agreed: (i) not to prosecute Adelphia or specified subsidiaries of Adelphia for any conduct (other than criminal tax violations) related to the Rigas Criminal Action (defined below) or the allegations contained in the SEC Civil Action; (ii) not to use information obtained through the Company’s cooperation with the U.S. Attorney to criminally prosecute the Company for tax violations; and (iii) to transfer to the Company all of the Rigas Co-Borrowing Entities forfeited by the Rigas Family and Rigas Family Entities, certain specified real estate forfeited by the Rigas Family and Rigas Family Entities and any securities of the Company that were directly or indirectly owned by the Rigas Family and Rigas Family Entities prior to forfeiture. The U.S. Attorney agreed with the Rigas Family not to require forfeiture of Coudersport and Bucktail (which together served approximately 5,000 subscribers as of the date of the Forfeiture Order). A condition precedent to the Company’s obligation to make the contribution to the Restitution Fund described in the preceding paragraph is the Company’s receipt of title to the Rigas Co-Borrowing Entities, certain specified real estate and any securities described above forfeited by the Rigas Family and Rigas Family Entities, free and clear of all liens, claims, encumbrances, or adverse interests. The forfeited Rigas Co-Borrowing Entities transferred to the Company pursuant to the Final Forfeiture Orders represent the overwhelming majority of the Rigas Co-Borrowing Entities’ subscribers and value.

Also on April 25, 2005, the Company consented to the entry of a final judgment in the SEC Civil Action resolving the SEC’s claims against the Company. Pursuant to this agreement, the Company will be permanently enjoined from violating various provisions of the federal securities laws, and the SEC has agreed that if the Company makes the $715,000,000 contribution to the Restitution Fund, then the Company will not be required to pay disgorgement or a civil monetary penalty to satisfy the SEC’s claims.

The Non-Prosecution Agreement was subject to the approval of, and has been approved by, the Bankruptcy Court.  Adelphia’s consent to the final judgment in the SEC Civil Action was subject to the approval of, and has been approved by, both the Bankruptcy Court and the District Court. Various parties have challenged and sought appellate review or reconsideration of the orders of the Bankruptcy Court approving these settlements.  The District Court affirmed the Bankruptcy Court’s approval of the Non-Prosecution Agreement, Adelphia’s consent to the final judgment in the SEC Civil Action and the Adelphia-Rigas Settlement Agreement. On March 24, 2006, various parties appealed to the District Court’s order affirming the Bankruptcy Court’s approval to the United States Court of Appeals for the Second Circuit (the “Second Circuit”). The order of the District Court approving Adelphia’s consent to the final judgment in the SEC Civil Action has not been appealed. The appeals of the District Court’s approval of the Government-Rigas Settlement Agreement (defined below) and the creation of the Restitution Fund have been denied by the Second Circuit.

Adelphia’s Lawsuit Against the Rigas Family

On July 24, 2002, Adelphia filed a complaint in the Bankruptcy Court against John J. Rigas, Michael J. Rigas, Timothy J. Rigas, James P. Rigas, James Brown, Michael C. Mulcahey, Peter L. Venetis, Doris Rigas, Ellen Rigas Venetis and the Rigas Family Entities (the “Rigas Civil Action”). This action generally alleged the defendants misappropriated billions of dollars from the Company in breach of their fiduciary duties to Adelphia. On November 15, 2002, Adelphia filed an amended complaint against the defendants that expanded upon the facts alleged in the original complaint and alleged violations of the Racketeering Influenced and Corrupt Organizations (“RICO”) Act, breach of fiduciary duty, securities fraud, fraudulent concealment, fraudulent misrepresentation, conversion, waste of corporate assets, breach of contract, unjust enrichment, fraudulent conveyance, constructive trust, inducing breach of fiduciary duty, and a request for an accounting (the “Amended Complaint”). The Amended Complaint sought relief in the form of, among other things, treble and punitive damages, disgorgement of monies and securities obtained as a consequence of the Rigas Family’s improper conduct and attorneys’ fees.

On April 25, 2005, Adelphia and the Rigas Family entered into a settlement agreement with respect to the Rigas Civil Action (the “Adelphia-Rigas Settlement Agreement”), pursuant to which

ADELPHIA COMMUNICATIONS CORPORATION, et. al.

(DEBTORS-IN-POSSESSION)

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Adelphia agreed, among other things: (i) to pay $11,500,000 to a legal defense fund for the benefit of the Rigas Family; (ii) to provide management services to Coudersport and Bucktail for an interim period ending no later than December 31, 2005 (“Interim Management Services”); (iii) to indemnify Coudersport and Bucktail, and the Rigas Family’s (other than the Excluded Parties’) interest therein, against claims asserted by the lenders under the Co-Borrowing Facilities with respect to such indebtedness up to the fair market value of those entities (without regard to their obligations with respect to such indebtedness); (iv) to provide certain members of the Rigas Family with certain indemnities, reimbursements or other protections in connection with certain third party claims arising out of Company litigation, and in connection with claims against certain members of the Rigas Family by any of the Tele-Media Joint Ventures or Century/ML Cable; and (v) within ten business days of the date on which the consent order of forfeiture is entered, dismiss the Rigas Civil Action, except for claims against the Excluded Parties. The Rigas Family agreed: (i) to make certain tax elections, under certain circumstances, with respect to the Rigas Co-Borrowing Entities (other than Coudersport and Bucktail); (ii) to pay Adelphia five percent of the gross operating revenue of Coudersport and Bucktail for the Interim Management Services; and (iii) to offer employment to certain Coudersport and Bucktail employees on terms and conditions that, in the aggregate, are no less favorable to such employees (other than any employees who were expressly excluded by written notice to Adelphia received by July 1, 2005) than their terms of employment with the Company.

Pursuant to the Adelphia-Rigas Settlement Agreement, on June 21, 2005, the Company filed a dismissal with prejudice of all claims in this action except against the Excluded Parties.

This settlement was subject to the approval of, and has been approved by, the Bankruptcy Court. Various parties have challenged and sought appellate review or reconsideration of the order of the Bankruptcy Court approving this settlement. The appeals of the Bankruptcy Court’s approval remain pending.

In June 2005, the Company paid and expensed the aforementioned $11,500,000 in legal defense costs. The Adelphia-Rigas Settlement Agreement releases the Company from further obligation to provide funding for legal defense costs for the Rigas Family.

The above disclosures regarding the settlements with and between the Company, the SEC, the U.S. Attorney and the Rigas Family are summaries only and are qualified in their entirety by the language of the actual agreements.

Rigas Criminal Action

In connection with an investigation conducted by the DoJ, on July 24, 2002, certain members of the Rigas Family and certain alleged co-conspirators were arrested, and on September 23, 2002, were indicted by a grand jury on charges including fraud, securities fraud, bank fraud and conspiracy to commit fraud (the “Rigas Criminal Action”). On November 14, 2002, one of the Rigas Family’s alleged co-conspirators, James Brown, pleaded guilty to one count each of conspiracy, securities fraud and bank fraud. On January 10, 2003, another of the Rigas Family’s alleged co-conspirators, Timothy Werth, who had not been arrested with the others on July 24, 2002, pleaded guilty to one count each of securities fraud, conspiracy to commit securities fraud, wire fraud and bank fraud. The trial in the Rigas Criminal Action began on February 23, 2004 in the District Court. On July 8, 2004, the jury returned a partial verdict in the Rigas Criminal Action. John J. Rigas and Timothy J. Rigas were each found guilty of conspiracy (one count), bank fraud (two counts), and securities fraud (15 counts) and not guilty of wire fraud (five counts). Michael J. Mulcahey was acquitted of all 23 counts against him. The jury found Michael J. Rigas not guilty of conspiracy and wire fraud, but remained undecided on the securities fraud and bank fraud charges against him. On July 9, 2004, the court declared a mistrial on the remaining charges against Michael J. Rigas after the jurors were unable to reach a verdict as to those charges. The bank fraud charges against Michael J. Rigas have since been dismissed with prejudice. On March 17, 2005, the District Court denied the motion of John J. Rigas and Timothy J. Rigas for a new trial. On June 20, 2005, John J. Rigas and Timothy J. Rigas were convicted and sentenced to 15 years and 20 years in prison, respectively. John J. Rigas and Timothy J. Rigas have appealed their convictions and sentences and remain free on bail pending resolution of their appeals. On November 23, 2005, Michael J. Rigas pled guilty to a violation of Title 47,

ADELPHIA COMMUNICATIONS CORPORATION, et. al.

(DEBTORS-IN-POSSESSION)

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

U.S. Code, Section 220(e) for making a false entry in a Company record (in a form required to be filed with the SEC), and on March 3, 2006, was sentenced to two years of probation, including ten months of home confinement.

The indictment against the Rigas Family included a request for entry of a money judgment in an amount exceeding $2,500,000,000 and for entry of an order of forfeiture of all interests of the convicted Rigas defendants in the Rigas Family Entities. On December 10, 2004, the DoJ filed an application for a preliminary order of forfeiture finding John J. Rigas and Timothy J. Rigas jointly and severally liable for personal money judgments in the amount of $2,533,000,000.

On April 25, 2005, the Rigas Family and the U.S. Attorney entered into a settlement agreement (the “Government-Rigas Settlement Agreement”), pursuant to which the Rigas Family agreed to forfeit: (i) all of the Rigas Co-Borrowing Entities with the exception of Coudersport and Bucktail; (ii) certain specified real estate; and (iii) all securities in the Company directly or indirectly owned by the Rigas Family. The U.S. Attorney agreed: (i) not to seek additional monetary penalties from the Rigas Family, including the request for a money judgment as noted above; (ii) from the proceeds of certain assets forfeited by the Rigas Family, to establish the Restitution Fund for the purpose of providing restitution to holders of the Company’s publicly traded securities; and (iii) to inform the District Court of this agreement at the sentencing of John J. Rigas and Timothy J. Rigas.

Pursuant to the Forfeiture Order, all right, title and interest of the Rigas Family and Rigas Family Entities in the Rigas Co-Borrowing Entities (other than Coudersport and Bucktail), certain specified real estate and any securities of the Company were forfeited to the United States. On August 19, 2005, the Company filed a petition with the District Court seeking an order transferring title to these assets and securities to the Company.  Since that time, petitions have been filed by three lending banks, each asserting an interest in the Rigas Co-Borrowing Entities for the purpose, according to the petitions, of protecting against the contingency that the Bankruptcy Court approval of certain settlement agreements is overturned on appeal. In addition, petitions have been filed by two local franchising authorities with respect to two of the Rigas Co-Borrowing Entities, by two mechanic’s lienholders with respect to two of the forfeited real properties and by a school district with respect to one of the forfeited real properties. The Company’s petition also asserted claims to the forfeited properties on behalf of two subsidiaries, Century/ML Cable and Super Cable ALK International, A.A. (Venezuela), that are no longer owned by the Company. Pursuant to the Final Forfeiture Orders, all right, title and interest in the Rigas Co-Borrowing Entities held by the Rigas Family and the Rigas Family Entities prior to the Forfeiture Order were transferred to the Company free and clear of all liens, claims, encumbrances and adverse interests in accordance with the Final Forfeiture Orders, subject to certain limitations set forth in the Final Forfeiture Orders. The transfer of all right, title and interest previously held by the Rigas Family and the Rigas Family Entities in any of the Company’s securities, certain specified real estate and other property in furtherance of the Non-Prosecution Agreement is expected to occur in accordance with separate, subsequent court documentation. The government has requested that its next status report to the District Court regarding the forfeiture proceedings be submitted on May 19, 2006.

The Company was not a defendant in the Rigas Criminal Action, but was under investigation by the DoJ regarding matters related to alleged wrongdoing by certain members of the Rigas Family. Upon approval of the Non-Prosecution Agreement, Adelphia and specified subsidiaries are no longer subject to criminal prosecution (other than for criminal tax violations) by the U.S. Attorney for any conduct related to the Rigas Criminal Action or the allegations contained in the SEC Civil Action, so long as the Company complies with its obligations under the Non-Prosecution Agreement.

Securities and Derivative Litigation

Certain of the Debtors and certain former officers, directors and advisors have been named as defendants in a number of lawsuits alleging violations of federal and state securities laws and related claims. These actions generally allege that the defendants made materially misleading statements understating the Company’s liabilities and exaggerating the Company’s financial results in violation of securities laws.

ADELPHIA COMMUNICATIONS CORPORATION, et. al.

(DEBTORS-IN-POSSESSION)

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

In particular, beginning on April 2, 2002, various groups of plaintiffs filed more than 30 class action complaints, purportedly on behalf of certain of the Company’s shareholders and bondholders or classes thereof in federal court in Pennsylvania. Several non-class action lawsuits were brought on behalf of individuals or small groups of security holders in federal courts in Pennsylvania, New York, South Carolina and New Jersey, and in state courts in New York, Pennsylvania, California and Texas. Seven derivative suits were also filed in federal and state courts in Pennsylvania, and four derivative suits were filed in state court in Delaware. On May 6, 2002, a notice and proposed order of dismissal without prejudice was filed by the plaintiff in one of these four Delaware derivative actions. The remaining three Delaware derivative actions were consolidated on May 22, 2002. On February 10, 2004, the parties stipulated and agreed to the dismissal of these consolidated actions with prejudice.

The complaints, which named as defendants the Company, certain former officers and directors of the Company and, in some cases, the Company’s former auditors, lawyers, as well as financial institutions who worked with the Company, generally allege that, among other improper statements and omissions, defendants misled investors regarding the Company’s liabilities and earnings in the Company’s public filings. The majority of these actions assert claims under Sections 10(b) and 20(a) of the Exchange Act and SEC Rule 10b-5. Certain bondholder actions assert claims for violation of Section 11 and/or Section 12(a)(2) of the Securities Act of 1933. Certain of the state court actions allege various state law claims.

On July 23, 2003, the Judicial Panel on Multidistrict Litigation issued an order transferring numerous civil actions to the District Court for consolidated or coordinated pre-trial proceedings (the “MDL Proceedings”).

On September 15, 2003, proposed lead plaintiffs and proposed co-lead counsel in the consolidated class action were appointed in the MDL Proceedings. On December 22, 2003, lead plaintiffs filed a consolidated class action complaint. Motions to dismiss have been filed by various defendants. Beginning in the spring of 2005, the court in the MDL Proceedings granted in part various motions to dismiss relating to many of the actions, while granting leave to replead some claims. The parties continue to brief pleading motions, and no answer to the consolidated class action complaint, or the other actions, has been filed. The consolidated class action complaint seeks monetary damages of an unspecified amount, rescission and reasonable costs and expenses and such other relief as the court may deem just and proper. The individual actions against the Company also seek damages of an unspecified amount.

Pursuant to section 362 of the Bankruptcy Code, all of the securities and derivative claims that were filed against the Company before the bankruptcy filings are automatically stayed and not proceeding as to the Company.

The Company cannot predict the outcome of these proceedings or estimate the possible effects on the financial condition or results of operations of the Company.

Acquisition Actions

After the alleged misconduct of certain members of the Rigas Family was publicly disclosed, three actions were filed in May and June 2002 against the Company by former shareholders of companies that the Company acquired, in whole or in part, through stock transactions. These actions allege that the Company improperly induced these former shareholders to enter into these stock transactions through misrepresentations and omissions, and the plaintiffs seek monetary damages and equitable relief through rescission of the underlying acquisition transactions.

Two of these proceedings have been filed with the American Arbitration Association alleging violations of federal and state securities laws, breaches of representations and warranties and fraud in the inducement. One of these proceedings seeks rescission, compensatory damages and pre-judgment relief, and the other seeks specific performance. The third action alleges fraud and seeks rescission, damages and attorneys’ fees. This action was originally filed in a Colorado State Court, and subsequently was removed by the Company to the United States District Court for the District of Colorado. The Colorado State Court

ADELPHIA COMMUNICATIONS CORPORATION, et. al.

(DEBTORS-IN-POSSESSION)

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

action was closed administratively on July 16, 2004, subject to reopening if and when the automatic bankruptcy stay is lifted or for other good cause shown. These actions have been stayed pursuant to the automatic stay provisions of section 362 of the Bankruptcy Code.

The Company cannot predict the outcome of these proceedings or estimate the possible effects on the financial condition or results of operations of the Company.

Equity Committee Shareholder Litigation

Adelphia is a defendant in an adversary proceeding in the Bankruptcy Court consisting of a declaratory judgment action and a motion for a preliminary injunction brought on January 9, 2003 by the Equity Committee, seeking, among other relief, a declaration as to how the shares owned by the Rigas Family and Rigas Family Entities would be voted should a consent solicitation to elect members of the Board be undertaken. Adelphia has opposed such requests for relief.

The claims of the Equity Committee are based on shareholder rights that the Equity Committee asserts should be recognized even in bankruptcy, coupled with continuing claims, as of the filing of the lawsuit, of historical connections between the Board and the Rigas Family. Motions to dismiss filed by Adelphia and others are fully briefed in this action, but no argument date has been set. If this action survives these motions to dismiss, resolution of disputed fact issues will occur in two phases pursuant to a schedule set by the Bankruptcy Court. Determinations regarding fact questions relating to the conduct of the Rigas Family will not occur until, at a minimum, after the resolution of the Rigas Criminal Action.

No pleadings have been filed in the adversary proceeding since September 2003.

The Company cannot predict the outcome of these proceedings or estimate the possible effects on the financial condition or results of operations of the Company.

ML Media Litigation

Adelphia and ML Media have been involved in a longstanding dispute concerning Century/ML Cable’s management, the buy/sell rights of ML Media and various other matters.

In March 2000, ML Media brought suit against Century, Adelphia and Arahova, a direct subsidiary of Adelphia and Century’s immediate parent, in the Supreme Court of the State of New York, seeking, among other things: (i) the dissolution of Century/ML Cable and the appointment of a receiver to sell Century/ML Cable’s assets; (ii) if no receiver was appointed, an order authorizing ML Media to conduct an auction for the sale of Century/ML Cable’s assets to an unrelated third party and enjoining Adelphia from interfering with or participating in that process; (iii) an order directing the defendants to comply with the Century/ML Cable joint venture agreement with respect to provisions relating to governance matters and the budget process; and (iv) compensatory and punitive damages. The parties negotiated a consent order that imposed various consultative and reporting requirements on Adelphia and Century as well as restrictions on Century’s ability to make capital expenditures without ML Media’s approval. Adelphia and Century were held in contempt of that order in early 2001.

In connection with the December 13, 2001 settlement of the above dispute, Adelphia, Century/ML Cable, ML Media and Highland Holdings (“Highland”), a general partnership then owned and controlled by members of the Rigas Family, entered into a Leveraged Recapitalization Agreement (the “Recap Agreement”), pursuant to which Century/ML Cable agreed to redeem ML Media’s 50% interest in Century/ML Cable (the “Redemption”) on or before September 30, 2002 for a purchase price between $275,000,000 and $279,800,000 depending on the timing of the Redemption, plus interest.  Among other things, the Recap Agreement provided that: (i) Highland would arrange debt financing for the Redemption; (ii) Highland, Adelphia and Century would jointly and severally guarantee debt service on debt financing for the Redemption on and after the closing of the Redemption; and (iii) Highland and Century would own 60% and 40% interests, respectively, in the recapitalized Century/ML Cable.  Under the terms of the Recap

ADELPHIA COMMUNICATIONS CORPORATION, et. al.

(DEBTORS-IN-POSSESSION)

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Agreement, Century’s 50% interest in Century/ML Cable was pledged to ML Media as collateral for the Company’s obligations.

On September 30, 2002, Century/ML Cable filed a voluntary petition to reorganize under Chapter 11 in the Bankruptcy Court. Century/ML Cable was operating its business as a debtor-in-possession.

By an order of the Bankruptcy Court dated September 17, 2003, Adelphia and Century rejected the Recap Agreement, effective as of such date. If the Recap Agreement is enforceable, the effect of the rejection of the Recap Agreement is the same as a pre-petition breach of the Recap Agreement. Therefore, Adelphia and Century are potentially exposed to “rejection damages,” which may include the revival of ML Media’s claims under the state court actions described above.

Adelphia, Century, Highland, Century/ML Cable and ML Media are engaged in litigation regarding the enforceability of the Recap Agreement. On April 15, 2004, the Bankruptcy Court indicated that it would dismiss all counts of Adelphia’s challenge to the enforceability of the Recap Agreement except for its allegation that ML Media aided and abetted a breach of fiduciary duty in connection with the execution of the Recap Agreement. The Bankruptcy Court also indicated that it would allow Century/ML Cable’s counterclaim to avoid the Recap Agreement as a constructive fraudulent conveyance to proceed.

ML Media has alleged that it is entitled to elect recovery of either $279,800,000 plus costs and interest in exchange for its interest in Century/ML Cable, or up to the difference between $279,800,000 and the fair market value of its interest in Century/ML Cable plus costs, interest and revival of the state court claims described above. Adelphia, Century and Century/ML Cable have disputed ML Media’s claims, and the Plan contemplates that ML Media will receive no distribution until such dispute is resolved.

On June 3, 2005, Century entered into the IAA pursuant to which Century and ML Media agreed to sell their interests in Century/ML Cable for $520,000,000 (subject to potential purchase price adjustments as defined in the IAA) to San Juan Cable. On August 9, 2005, Century/ML Cable filed the Century/ML Plan and the Century/ML Disclosure Statement with the Bankruptcy Court. On August 18, 2005, the Bankruptcy Court approved the Century/ML Disclosure Statement. On September 7, 2005, the Bankruptcy Court confirmed the Century/ML Plan, which is designed to satisfy the conditions of the IAA with San Juan Cable and provides that all third party claims will either be paid in full or assumed by San Juan Cable under the terms set forth in the IAA. On October 31, 2005, the Century/ML Sale was consummated and the Century/ML Plan became effective. Neither the Century/ML Sale nor the effectiveness of the Century/ML Plan resolves the pending litigation among Adelphia, Century, Highland, Century/ML Cable and ML Media. Pursuant to the IAA and the Century/ML Plan, Adelphia was granted control over Century/ML Cable’s counterclaims in the litigation. Adelphia has since withdrawn Century/ML Cable’s counterclaim to avoid the Recap Agreement as a constructive fraudulent conveyance. On November 23, 2005, Adelphia and Century filed their first amended answer, affirmative defenses and counterclaims. On January 13, 2006, ML Media replied to Adelphia’s and Century’s amended counterclaims and moved for summary judgment against Adelphia and Century on both Adelphia’s and Century’s remaining counterclaims and the issue of Adelphia’s and Century’s liability. Adelphia and Century filed their response to ML Media’s summary judgment motion, as well as cross-motions for summary judgment, on March 13, 2006.

On March 9, 2006, Highland filed a motion to withdraw the reference, which, if granted, would transfer the litigation among Adelphia, Century, Highland, Century/ML Cable and ML Media from the Bankruptcy Court to the District Court.

On March 16, 2006, the Bankruptcy Court stayed all discovery for 30 days (except for certain expert depositions). Adelphia and Century have adjourned their request to renew the stay.

The Bankruptcy Court has tentatively scheduled trial to begin on June 26, 2006.

ADELPHIA COMMUNICATIONS CORPORATION, et. al.

(DEBTORS-IN-POSSESSION)

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

The Company cannot predict the ultimate resolution of these proceedings or determine the ultimate effect on its financial condition or results of operations.  Although the Company cannot estimate its total liabilities in these matters, the Company has recorded a loss of $64,000,000 during the quarter ended March 31, 2006, related to its disputes with ML Media.

The X Clause Litigation

On December 29, 2003, the Ad Hoc Committee of holders of Adelphia’s 6% and 3.25% convertible subordinated notes (collectively, the “Subordinated Notes”), together with the Bank of New York, the indenture trustee for the Subordinated Notes (collectively, the “X Clause Plaintiffs”), commenced an adversary proceeding against Adelphia in the Bankruptcy Court. The X Clause Plaintiffs’ complaint sought a judgment declaring that the subordination provisions in the indentures for the Subordinated Notes were not applicable to an Adelphia plan of reorganization in which constituents receive common stock of Adelphia and that the Subordinated Notes are entitled to share pari passu in the distribution of any common stock of Adelphia given to holders of senior notes of Adelphia. The basis for the X Clause Plaintiffs’ claim is a provision in the applicable indentures, commonly known as the “X Clause,” which provides that any distributions under a plan of reorganization comprised solely of “Permitted Junior Securities” are not subject to the subordination provision of the Subordinated Notes indenture. The X Clause Plaintiffs asserted that, under their interpretation of the applicable indentures, a distribution of a single class of new common stock of Adelphia would meet the definition of “Permitted Junior Securities” set forth in the indentures, and therefore be exempt from subordination.

On February 6, 2004, Adelphia filed its answer to the complaint, denying all of its substantive allegations. Thereafter, both the X Clause Plaintiffs and Adelphia cross-moved for summary judgment with both parties arguing that their interpretation of the X Clause was correct as a matter of law. The indenture trustee for the Adelphia senior notes also intervened in the action and, like Adelphia, moved for summary judgment arguing that the X Clause Plaintiffs were subordinated to holders of senior notes with respect to any distribution of common stock under a plan of reorganization. In addition, the Creditors’ Committee also moved to intervene and, thereafter, moved to dismiss the X Clause Plaintiffs’ complaint on the grounds, among others, that it did not present a justiciable case or controversy and therefore was not ripe for adjudication. In a written decision, dated April 12, 2004, the Bankruptcy Court granted the Creditors’ Committee’s motion to dismiss without ruling on the merits of the various cross-motions for summary judgment. The Bankruptcy Court’s dismissal of the action was without prejudice to the X Clause Plaintiffs’ right to bring the action at a later date, if appropriate.

Subsequent to entering into the Sale Transaction, the X Clause Plaintiffs asserted that the subordination provisions in the indentures for the Subordinated Notes also are not applicable to an Adelphia plan of reorganization in which constituents receive TWC Class A Common Stock and that the Subordinated Notes would therefore be entitled to share pari passu in the distribution of any such TWC Class A Common Stock given to holders of senior notes of Adelphia.  The indenture trustee for the Adelphia senior notes (the “Senior Notes Trustee”), together with certain other constituents, disputed this position.

On December 6, 2005, the X Clause Plaintiffs and the Debtors jointly filed a motion seeking that the Bankruptcy Court establish a pre-confirmation process for interested parties to litigate the X Clause dispute (the “X Clause Litigation Motion”). By order dated January 11, 2006, the Bankruptcy Court found that the X Clause dispute was ripe for adjudication and directed interested parties to litigate the dispute prior to plan confirmation (the “X Clause Pre-Confirmation Litigation”). A hearing on the X-Clause Pre-Confirmation Litigation was held on March 9 and March 10, 2006. On April 6, 2006, the Bankruptcy Court ruled that the subordination provisions for the Subordinated Notes were enforceable in the context of the Plan.

The Company cannot predict the outcome of these proceedings or estimate the possible effects on the financial condition or results of operations of the Company.

ADELPHIA COMMUNICATIONS CORPORATION, et. al.

(DEBTORS-IN-POSSESSION)

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Verizon Franchise Transfer Litigation

On March 20, 2002, the Company commenced an action (the “California Cablevision Action”) in the United States District Court for the Central District of California, Western Division, seeking, among other things, declaratory and injunctive relief precluding the City of Thousand Oaks, California (the “City”) from denying permits on the grounds that the Company failed to seek the City’s prior approval of an asset purchase agreement (the “Asset Purchase Agreement”), dated December 17, 2001, between the Company and Verizon Media Ventures, Inc. d/b/a Verizon Americast (“Verizon Media Ventures”). Pursuant to the Asset Purchase Agreement, the Company acquired certain Verizon Media Ventures cable equipment and network system assets (the “Verizon Cable Assets”) located in the City for use in the operation of the Company’s cable business in the City.

On March 25, 2002, the City and Ventura County (the “County”) commenced an action (the “Thousand Oaks Action”) against the Company and Verizon Media Ventures in California State Court alleging that Verizon Media Ventures’ entry into the Asset Purchase Agreement and conveyance of the Verizon Cable Assets constituted a breach of Verizon Media Ventures’ cable franchises and that the Company’s participation in the transaction amounted to actionable tortious interference with those franchises. The City and the County sought injunctive relief to halt the sale and transfer of the Verizon Cable Assets pursuant to the Asset Purchase Agreement and to compel the Company to treat the Verizon Cable Assets as a separate cable system.

On March 27, 2002, the Company and Verizon Media Ventures removed the Thousand Oaks Action to the United States District Court for the Central District of California, where it was consolidated with the California Cablevision Action.

On April 12, 2002, the district court conducted a hearing on the City’s and County’s application for a preliminary injunction and, on April 15, 2002, the district court issued a temporary restraining order in part, pending entry of a further order. On May 14, 2002, the district court issued a preliminary injunction and entered findings of fact and conclusions of law in support thereof (the “May 14, 2002 Order”). The May 14, 2002 Order, among other things: (i) enjoined the Company from integrating the Company’s and Verizon Media Ventures’ system assets serving subscribers in the City and the County; (ii) required the Company to return “ownership” of the Verizon Cable Assets to Verizon Media Ventures except that the Company was permitted to continue to “manage” the assets as Verizon Media Ventures’ agent to the extent necessary to avoid disruption in services until Verizon Media Ventures chose to reenter the market or sell the assets; (iii) prohibited the Company from eliminating any programming options that had previously been selected by Verizon Media Ventures or from raising the rates charged by Verizon Media Ventures; and (iv) required the Company and Verizon Media Ventures to grant the City and/or the County access to system records, contracts, personnel and facilities for the purpose of conducting an inspection of the then-current “state of the Verizon Media Ventures and the Company systems” in the City and the County. The Company appealed the May 14, 2002 Order and, on April 1, 2003, the U.S. Court of Appeals for the Ninth Circuit reversed the May 14, 2002 Order, thus removing any restrictions that had been imposed by the district court against the Company’s integration of the Verizon Cable Assets and remanded the actions back to the district court for further proceedings.

In September 2003, the City began refusing to grant the Company’s construction permit requests, claiming that the Company could not integrate the acquired Verizon Cable Assets with the Company’s existing cable system assets because the City had not approved the transaction between the Company and Verizon Media Ventures, as allegedly required under the City’s cable ordinance.

Accordingly, on October 2, 2003, the Company filed a motion for a preliminary injunction in the district court seeking to enjoin the City from refusing to grant the Company’s construction permit requests. On November 3, 2003, the district court granted the Company’s motion for a preliminary injunction, finding that the Company had demonstrated “a strong likelihood of success on the merits.”  Thereafter, the parties agreed to informally stay the litigation pending negotiations between the Company and the City for the Company’s renewal of its cable franchise, with the intent that such negotiations would also lead to a

ADELPHIA COMMUNICATIONS CORPORATION, et. al.

(DEBTORS-IN-POSSESSION)

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

settlement of the pending litigation. However, on September 16, 2004, at the City’s request, the court set certain procedural dates, including a trial date of July 12, 2005, which has effectively re-opened the case to active litigation. Subsequently, the July 12, 2005 trial date was vacated pursuant to a stipulation and order. On July 11, 2005, the district court referred the matter to a United States magistrate judge for settlement discussions. A settlement conference was held on October 20, 2005, before the magistrate judge. After further negotiations the Company reached agreement on the terms of settlements with both the City and County, subject to approval of such settlement agreements by the Bankruptcy Court. On February 21, 2006, the Bankruptcy Court approved a settlement between the Company and the City that resolves the pending litigation and all past franchise non-compliance issues. On March 27, 2006, the Bankruptcy Court approved a settlement between the Company and the County that resolves the pending litigation and all past franchise non-compliance issues. Pursuant to these settlements, the parties filed a stipulation that dismissed with prejudice all claims brought by the City and County against Adelphia (as well as the claims brought by Adelphia against the City).

Dibbern Adversary Proceeding

On or about August 30, 2002, Gerald Dibbern, individually and purportedly on behalf of a class of similarly situated subscribers nationwide, commenced an adversary proceeding in the Bankruptcy Court against Adelphia asserting claims for violation of the Pennsylvania Consumer Protection Law, breach of contract, fraud, unjust enrichment, constructive trust, and an accounting. This complaint alleges that Adelphia charged, and continues to charge, subscribers for cable set-top box equipment, including set-top boxes and remote controls, that is unnecessary for subscribers that receive only basic cable service and have cable-ready televisions. The complaint further alleges that Adelphia failed to adequately notify affected subscribers that they no longer needed to rent this equipment. The complaint seeks a number of remedies including treble money damages under the Pennsylvania Consumer Protection Law, declaratory and injunctive relief, imposition of a constructive trust on Adelphia’s assets, and punitive damages, together with costs and attorneys’ fees.

On or about December 13, 2002, Adelphia moved to dismiss the adversary proceeding on several bases, including that the complaint fails to state a claim for which relief can be granted and that the matters alleged therein should be resolved in the claims process. The Bankruptcy Court granted Adelphia’s motion to dismiss and dismissed the adversary proceeding on May 3, 2005. In the Bankruptcy Court, Mr. Dibbern has also objected to the provisional disallowance of his proofs of claim, which comprised a portion of the Bankruptcy Court’s May 3, 2005 order. Mr. Dibbern appealed the May 3, 2005 order dismissing his adversary proceeding to the District Court. In an August 30, 2005 decision, the District Court affirmed the dismissal of Mr. Dibbern’s claims for violation of the Pennsylvania Consumer Protection Law, a constructive trust and an accounting, but reversed the dismissal of Mr. Dibbern’s breach of contract, fraud and unjust enrichment claims. These three claims will proceed in the Bankruptcy Court. Adelphia filed its answer on October 14, 2005 and discovery commenced. On March 15, 2006, the Debtors moved the Bankruptcy Court for an order staying discovery in several adversary proceedings, including the Dibbern adversary proceeding. On March 16, 2006, the Bankruptcy Court granted the order staying discovery in the Dibbern adversary proceeding.

On January 17, 2006, the Debtors filed their tenth omnibus claims objection to certain claims, including claims filed by Dibbern totaling more than $7.9 billion (including duplicative claims). Through the objections, the Debtors sought to disallow and expunge each of the Dibbern claims. On February 23, 2006, Dibbern responded to the Debtors’ objections and requested that the Bankruptcy Court require the Debtors to establish additional reserves for Dibbern’s claims or to reclassify the claims as claims against the operating companies. On April 21, 2006, the Debtors filed a motion establishing supplemental procedures for estimating certain disputed claims, including Dibbern’s claims.

The Company cannot predict the outcome of these proceedings or estimate the possible effects on the financial condition or results of operations of the Company.

ADELPHIA COMMUNICATIONS CORPORATION, et. al.

(DEBTORS-IN-POSSESSION)

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Creditors’ Committee Lawsuit Against Pre-Petition Banks

Pursuant to the Bankruptcy Court order approving the DIP Facility (the “Final DIP Order”), the Company made certain acknowledgments (the “Acknowledgments”) with respect to the extent of its indebtedness under the pre-petition credit facilities, as well as the validity and extent of the liens and claims of the lenders under such facilities. However, given the circumstances surrounding the filing of the Chapter 11 Cases, the Final DIP Order preserved the Debtors’ right to prosecute, among other things, avoidance actions and claims against the pre-petition lenders and to bring litigation against the pre-petition lenders based on any wrongful conduct. The Final DIP Order also provided that any official committee appointed in the Chapter 11 Cases would have the right to request that it be granted standing by the Bankruptcy Court to challenge the Acknowledgments and to bring claims belonging to the Company and its estates against the pre-petition lenders.

Pursuant to a stipulation dated July 2, 2003, among the Debtors, the Creditors’ Committee and the Equity Committee, the parties agreed, subject to approval by the Bankruptcy Court, that the Creditors’ Committee would have derivative standing to file and prosecute claims against the pre-petition lenders, on behalf of the Debtors, and granted the Equity Committee leave to seek to intervene in any such action. This stipulation also preserves the Company’s ability to compromise and settle the claims against the pre-petition lenders. By motion dated July 6, 2003, the Creditors’ Committee moved for Bankruptcy Court approval of this stipulation and simultaneously filed a complaint (the “Bank Complaint”) against the agents and lenders under certain pre-petition credit facilities, and related entities, asserting, among other things, that these entities knew of, and participated in, the alleged improper actions by certain members of the Rigas Family and Rigas Family Entities (the “Pre-petition Lender Litigation”). The Debtors are nominal plaintiffs in this action.

The Bank Complaint contains 52 claims for relief to redress the claimed wrongs and abuses committed by the agents, lenders and other entities. The Bank Complaint seeks to, among other things:  (i) recover as fraudulent transfers the principal and interest paid by the Company to the defendants; (ii) avoid as fraudulent obligations the Company’s obligations, if any, to repay the defendants; (iii) recover damages for breaches of fiduciary duties to the Company and for aiding and abetting fraud and breaches of fiduciary duties by the Rigas Family; (iv) equitably disallow, subordinate or recharacterize each of the defendants’ claims in the Chapter 11 Cases; (v) avoid and recover certain allegedly preferential transfers made to certain defendants; and (vi) recover damages for violations of the Bank Holding Company Act. Numerous motions seeking to defeat the Pre-petition Lender Litigation were filed by the defendants and the Bankruptcy Court held a hearing on such issues. The Equity Committee filed a motion seeking authority to bring an intervenor complaint (the “Intervenor Complaint”) against the defendants seeking to, among other things, assert additional contract claims against the investment banking affiliates of the agent banks and claims under the RICO Act against various defendants (the “Additional Claims”).

On October 3 and November 7, 2003, certain of the defendants filed both objections to approval of the stipulation and motions to dismiss the bulk of the claims for relief contained in the Bank Complaint and the Intervenor Complaint. The Bankruptcy Court heard oral argument on these objections and motions on December 20 and 21, 2004. In a memorandum decision dated August 30, 2005, the Bankruptcy Court granted the motion of the Creditors’ Committee for standing to prosecute the claims asserted by the Creditors’ Committee. The Bankruptcy Court also granted a separate motion of the Equity Committee to file and prosecute the Additional Claims on behalf of the Debtors. The motions to dismiss are still pending. Subsequent to issuance of this decision, several defendants filed, among other things, motions to transfer the Pre-petition Lender Litigation from the Bankruptcy Court to the District Court. By order dated February 9, 2006, the Pre-petition Lender Litigation was transferred to the District Court, except with respect to the pending motions to dismiss.

The Company cannot predict the outcome of these proceedings or estimate the possible effects on the financial condition or results of operations of the Company.

ADELPHIA COMMUNICATIONS CORPORATION, et. al.

(DEBTORS-IN-POSSESSION)

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Devon Mobile Claim

Pursuant to the Agreement of Limited Partnership of Devon Mobile Communications, L.P., a Delaware limited partnership (“Devon Mobile”), dated as of November 3, 1995, the Company owned a 49.9% limited partnership interest in Devon Mobile, which, through its subsidiaries, held licenses to operate regional wireless telephone businesses in several states. Devon Mobile had certain business and contractual relationships with the Company and with former subsidiaries or divisions of the Company, that were spun off as TelCove in January 2002.

In late May 2002, the Company notified Devon G.P., Inc. (“Devon G.P.”), the general partner of Devon Mobile, that it would likely terminate certain discretionary operational funding to Devon Mobile. On August 19, 2002, Devon Mobile and certain of its subsidiaries filed voluntary petitions for relief under Chapter 11 of the Bankruptcy Code with the United States Bankruptcy Court for the District of Delaware (the “Devon Mobile Bankruptcy Court”).

On January 17, 2003, the Company filed proofs of claim and interest against Devon Mobile and its subsidiaries for approximately $129,000,000 in debt and equity claims, as well as an additional claim of approximately $35,000,000 relating to the Company’s guarantee of certain Devon Mobile obligations (collectively, the “Company Claims”). By order dated October 1, 2003, the Devon Mobile Bankruptcy Court confirmed Devon Mobile’s First Amended Joint Plan of Liquidation (the “Devon Plan”). The Devon Plan became effective on October 17, 2003, at which time the Company’s limited partnership interest in Devon Mobile was extinguished. Under the Devon Plan, the Devon Mobile Communications Liquidating Trust (the “Devon Liquidating Trust”) succeeded to all of the rights of Devon Mobile, including prosecution of causes of action against Adelphia.

On or about January 8, 2004, the Devon Liquidating Trust filed proofs of claim in the Chapter 11 Cases seeking, in the aggregate, approximately $100,000,000 in respect of, among other things, certain cash transfers alleged to be either preferential or fraudulent and claims for deepening insolvency, alter ego liability and breach of an alleged duty to fund Devon Mobile operations, all of which arose prior to the commencement of the Chapter 11 Cases (the “Devon Claims”). On June 21, 2004, the Devon Liquidating Trust commenced an adversary proceeding in the Chapter 11 Cases (the “Devon Adversary Proceeding”) through the filing of a complaint (the “Devon Complaint”) which incorporates the Devon Claims. On August 20, 2004, the Company filed an answer and counterclaim in response to the Devon Complaint denying the allegations made in the Devon Complaint and asserting various counterclaims against the Devon Liquidating Trust, which encompassed the Company Claims. On November 22, 2004, the Company filed a motion for leave (the “Motion for Leave”) to file a third party complaint for contribution and indemnification against Devon G.P. and Lisa-Gaye Shearing Mead, the sole owner and President of Devon G.P. By endorsed order entered January 12, 2005, Judge Robert E. Gerber, the judge presiding over the Chapter 11 Cases and the Devon Adversary Proceeding, granted a recusal request made by counsel to Devon G.P. On January 21, 2005, the Devon Adversary Proceeding was reassigned from Judge Gerber to Judge Cecelia G. Morris. By an order dated April 5, 2005, Judge Morris denied the Motion for Leave and a subsequent motion for reconsideration.

On March 6, 2006, the Bankruptcy Court issued a memorandum decision granting Adelphia summary judgment on all counts of the Devon Complaint except for the fraudulent conveyance/breach of limited partnership claim.  The Bankruptcy Court denied in its entirety the summary judgment motion filed by the Devon Liquidating Trust.  Trial commenced on April 17, 2006.  On April 18, 2006, the parties agreed on the record in the Bankruptcy Court to settle their disputes.  The Devon Liquidating Trust agreed to release all claims it has against the Company, and the Company agreed to release all claims it has against the Devon Liquidating Trust.  Neither party will pay any money to the other party as a result of this settlement.  The settlement is subject to Bankruptcy Court approval.

ADELPHIA COMMUNICATIONS CORPORATION, et. al.

(DEBTORS-IN-POSSESSION)

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NFHLP Claim

On January 13, 2003, Niagara Frontier Hockey, L.P., a Delaware limited partnership owned by the Rigas Family (“NFHLP”) and certain of its subsidiaries (the “NFHLP Debtors”) filed voluntary petitions to reorganize under Chapter 11 in the United States Bankruptcy Court of the Western District of New York (the “NFHLP Bankruptcy Court”) seeking protection under the U. S. bankruptcy laws. Certain of the NFHLP Debtors entered into an agreement dated March 13, 2003 for the sale of certain assets, including the Buffalo Sabres National Hockey League team, and the assumption of certain liabilities. On October 3, 2003, the NFHLP Bankruptcy Court approved the NFHLP joint plan of liquidation. The NFHLP Debtors filed a complaint, dated November 4, 2003, against, among others, Adelphia and the Creditors’ Committee seeking to enforce certain prior stipulations and orders of the NFHLP Bankruptcy Court against Adelphia and the Creditors’ Committee related to the waiver of Adelphia’s right to participate in certain sale proceeds resulting from the sale of assets. Certain of the NFHLP Debtors’ pre-petition lenders, which are also defendants in the adversary proceeding, have filed cross-complaints against Adelphia and the Creditors’ Committee asking the NFHLP Bankruptcy Court to enjoin Adelphia and the Creditors’ Committee from prosecuting their claims against those pre-petition lenders. Although proceedings as to the complaint itself have been suspended, the parties have continued to litigate the cross-complaints. Discovery closed on November 1, 2005 and motions for summary judgment were filed on January 24, 2006, with additional briefing on the motions to follow.

The Company cannot predict the outcome of these proceedings or estimate the possible effects on the financial condition or results of operations of the Company.

Adelphia’s Lawsuit Against Deloitte

On November 6, 2002, Adelphia sued Deloitte & Touche LLC (“Deloitte”), Adelphia’s former independent auditors, in the Court of Common Pleas for Philadelphia County. The lawsuit seeks damages against Deloitte based on Deloitte’s alleged failure to conduct an audit in compliance with generally accepted auditing standards, and for providing an opinion that Adelphia’s financial statements conformed with GAAP when Deloitte allegedly knew or should have known that they did not conform. The complaint further alleges that Deloitte knew or should have known of alleged misconduct and misappropriation by the Rigas Family, and other alleged acts of self-dealing, but failed to report these alleged misdeeds to the Board or others who could have and would have stopped the Rigas Family’s misconduct. The complaint raises claims of professional negligence, breach of contract, aiding and abetting breach of fiduciary duty, fraud, negligent misrepresentation and contribution.

Deloitte filed preliminary objections seeking to dismiss the complaint, which were overruled by the court by order dated June 11, 2003. On September 15, 2003, Deloitte filed an answer, a new matter and various counterclaims in response to the complaint. In its counterclaims, Deloitte asserted causes of action against Adelphia for breach of contract, fraud, negligent misrepresentation and contribution. Also on September 15, 2003, Deloitte filed a related complaint naming as additional defendants John J. Rigas, Timothy J. Rigas, Michael J. Rigas, and James P. Rigas. In this complaint, Deloitte alleges causes of action for fraud, negligent misrepresentation and contribution. The Rigas defendants, in turn, have claimed a right to contribution and/or indemnity from Adelphia for any damages Deloitte may recover against the Rigas defendants. On January 9, 2004, Adelphia answered Deloitte’s counterclaims. Deloitte moved to stay discovery in this action until completion of the Rigas Criminal Action, which Adelphia opposed. Following the motion, discovery was effectively stayed for 60 days but has now commenced. Deloitte and Adelphia have exchanged documents and have begun substantive discovery. On December 6, 2005, the court extended the discovery deadline to June 5, 2006 and ordered that the case be ready for trial by October 2, 2006.

The Company cannot predict the outcome of these proceedings or estimate the possible effects on the financial condition or results of operations of the Company.

ADELPHIA COMMUNICATIONS CORPORATION, et. al.

(DEBTORS-IN-POSSESSION)

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Arahova Motions

On November 7, 2005, the ad hoc committee of Arahova noteholders (the “Arahova Noteholders’ Committee”) filed four emergency motions for relief with the Bankruptcy Court seeking, among other things, to: (i) appoint a trustee for Arahova and its subsidiaries (collectively, the “Arahova/Century Debtors”) who may not receive payment in full under the Plan or, alternatively, appoint independent officers and directors, with the assistance of separately retained counsel, to represent the Arahova/Century Debtors in connection with the Inter-Creditor Dispute; (ii) disqualify Willkie Farr & Gallagher LLP (“WF&G”) from representing the Arahova/Century Debtors in the Chapter 11 Cases and the balance of the Debtors with respect to the Inter-Creditor Dispute; (iii) terminate the exclusive periods during which the Arahova/Century Debtors may file and solicit acceptances of a Chapter 11 plan of reorganization and related disclosure statement (the previous three motions, the “Arahova Emergency Motions”); and (iv) authorize the Arahova Noteholders’ Committee to file confidential supplements containing certain information. The Bankruptcy Court held a sealed hearing on the Arahova Emergency Motions on January 4, 5 and 6, 2006.

Pursuant to an order dated January 26, 2006 (the “Arahova Order”), the Bankruptcy Court (i) denied the motion to terminate the Arahova/Century Debtors’ exclusivity, (ii) denied the motion to appoint a trustee for the Arahova/Century Debtors, or, alternatively, to require the appointment of nonstatutory fiduciaries and (iii) granted the motion for an order disqualifying WF&G from representing the Arahova/Century Debtors and any of the other Debtors in the Inter-Creditor Dispute; without finding that present management or WF&G have in any way acted inappropriately to date, the Bankruptcy Court found that WF&G’s voluntary neutrality in such disputes should be mandatory, except that the Bankruptcy Court stated that WF&G could continue to act as a facilitator privately to assist creditor groups that are parties to the Inter-Creditor Dispute reach a settlement. The Bankruptcy Court issued an extensive written decision on these matters. The Arahova Noteholders’ Committee appealed the Arahova Order to the District Court, and on March 30, 2006, the District Court affirmed the Arahova Order. On April 7, 2006, the Arahova Noteholders' Committee appealed the Arahova Order to the Second Circuit.

The Company cannot predict the outcome of these proceedings or estimate the possible effects on the financial condition or results of operations of the Company.

Series E and F Preferred Stock Conversion Postponements

On October 29, 2004, Adelphia filed a motion to postpone the conversion of Adelphia’s 7.5% Series E Mandatory Convertible Preferred Stock (“Series E Preferred Stock”) into shares of Class A Common Stock from November 15, 2004 to February 1, 2005, to the extent such conversion was not already stayed by the Debtors’ bankruptcy filing, in order to protect the Debtors’ net operating loss carryovers.   On November 18, 2004, the Bankruptcy Court entered an order approving the postponement effective November 14, 2004.

Adelphia has subsequently entered into several stipulations further postponing, to the extent applicable, the conversion date of the Series E Preferred Stock.  Adelphia has also entered into several stipulations postponing, to the extent applicable, the conversion date of the Adelphia 7.5% Series F Mandatory Convertible Preferred Stock, which was initially convertible into shares of Class A Common Stock on February 1, 2005.

EPA Self Disclosure and Audit

On June 2, 2004, the Company orally self-disclosed potential violations of environmental laws to the United States Environmental Protection Agency (“EPA”) pursuant to EPA’s Audit Policy, and notified EPA that it intended to conduct an audit of its operations to identify and correct any such violations. The potential violations primarily concern reporting and record keeping requirements arising from the Company’s storage and use of petroleum and batteries to provide backup power for its cable operations. Based on current facts, the Company does not anticipate that this matter will have a material adverse effect on the Company’s results of operations or financial condition.

ADELPHIA COMMUNICATIONS CORPORATION, et. al.

(DEBTORS-IN-POSSESSION)

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Other

The Company is subject to various other legal proceedings and claims which arise in the ordinary course of business. Management believes, based on information currently available, that the amount of ultimate liability, if any, with respect to any of these other actions will not materially affect the Company’s financial position or results of operations.

Note 8:  Additional Information

Reclassification

Certain amounts for the forty-five months ended March 31, 2006 have been reclassified to conform with the March 31, 2006 monthly presentation.

Dispositions

As more fully described in Note 5, in April 2004, the Company transferred the economic risks and benefits of certain assets which provide CLEC telecommunication services to TelCove. Accordingly, the Company presented such CLEC assets as discontinued operations beginning in April 2004.

In November 2004, the Company entered into an asset purchase agreement to sell its security monitoring business in Pennsylvania, Florida and New York.   Such sale was approved by the Bankruptcy Court on January 28, 2005 and closed on February 28, 2005. The adjusted purchase price was $37,900,000. The Company recognized a $4,500,000 gain on this transaction during the year ended December 31, 2005.

Change in useful life

In March 2004, effective January 1, 2004, the Company changed the useful life used to calculate the depreciation of converter boxes from five years to four years due to the introduction of advanced set-top boxes which provide high definition and digital video recording capabilities.

Cash and cash equivalents

Cash equivalents consist primarily of money market funds and United States government obligations with maturities of three months or less when purchased. The carrying amounts of cash equivalents approximate their fair values.

Restricted cash

Restricted cash is primarily comprised of proceeds from the sale of Century/ML Cable which are being held in escrow pending the resolution of the litigation among Adelphia, Century, Highland, Century/ML Cable and ML Media described in Note 6.

Accounts receivable

Accounts receivable are reflected net of an allowance for doubtful accounts. Such allowance was $14,115,000 at March 31, 2006.

Accounts payable, accrued liabilities and other liabilities

To the Company’s knowledge, all undisputed post-petition trade payables are current and all premiums for insurance policies, including all workers’ compensation and disability insurance policies, required to be paid are fully paid as of March 31, 2006.

ADELPHIA COMMUNICATIONS CORPORATION, et. al.

(DEBTORS-IN-POSSESSION)

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Preferred stock

Contractual dividends applicable to the Company’s preferred stock were $10,010,000 and $450,469,000 for the respective one and forty-five months ended March 31, 2006.

Basic and diluted loss per weighted average share of common stock

Basic loss per weighted average share of common stock is computed based on the weighted average number of common shares outstanding after giving effect to dividend requirements on the Company’s preferred stock.  Diluted loss per common share is equal to basic net loss per common share because the Company’s convertible preferred stock and outstanding stock options do not have a dilutive effect for the periods presented.  In the future, however, the convertible preferred stock and outstanding stock options could have a dilutive effect on earnings per share.

Supplemental cash flow information

Cash payments for interest were $49,072,000 and $1,562,783,000 for the one and forty-five month periods ended March 31, 2006, respectively.  Included in these amounts are cash payments made by the Company of $19,156,000 and $652,158,000 for the one and forty-five month periods ended March 31, 2006, respectively, for interest on the co-borrowing credit facilities attributable to the Rigas Co-Borrowing Entities.

Key Employee Retention Programs

On September 21, 2004, the Bankruptcy Court entered orders authorizing the Debtors to implement and adopt the Adelphia Communications Corporation Key Employee Continuity Program (as amended, the “Stay Plan”) and the Adelphia Communications Corporation Sale Bonus Program (as amended, the “Sale Plan”).  On April 20, 2005, the Bankruptcy Court entered the EVP KERP Order authorizing the Debtors to implement and adopt the EVP Stay Plan and, together with the Stay Plan and the Sale Plan, the “Continuity Program”), and authorized the Executive Vice Presidents’ participation in a stay bonus program.  The EVP Stay Plan was amended on November 3, 2005.  Such amendment is contingent upon a Change in Control (as defined in the EVP Stay Plan).  The Continuity Program is designed to motivate certain employees (including our Named Executive Officers, other than our Chief Executive Officer and Chief Operating Officer) to remain with the Company.

With respect to the Continuity Program, in the event that a Change in Control (as defined in the EVP Stay Plan, the Stay Plan and the Sale Plan) occurs and all of the bonuses under the Continuity Program are paid, the total cost of the Continuity Program could be approximately $33.7 million (including approximately $1.4 million payable under the EVP Stay Plan, approximately $9.4 million paid under the Stay Plan during 2005, approximately $19.9 million payable under the Sale Plan (including approximately $1.9 million payable to certain Executive Vice Presidents under the Sale Plan pursuant to the EVP KERP Order) and a $3.0 million pool from which our Chief Executive Officer may grant additional stay or sale bonuses.

Statistical information

The table below provides information on the number of basic customers, digital customers and high speed internet customers as of March 31, 2006 and February 28, 2006.  As of June 30, 2005, the Managed Cable Entities do not include Coudersport and Bucktail.  For additional information, see Note 7.  As of March 31, 2006, the Debtors include the Managed Cable Entities.  For additional information, see Note 1.

ADELPHIA COMMUNICATIONS CORPORATION, et. al.

(DEBTORS-IN-POSSESSION)

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

	Debtors	Brazil	Managed Cable Entities	St. Marys	Total

March 31, 2006:
Basic customers	4,872,429	55,482	—	4,434	4,932,345
Digital customers	2,038,947	—	—	242	2,039,189
High speed internet customers	1,808,004	7,640	—	130	1,815,774
Total revenue generating units	8,719,380	63,122	—	4,806	8,787,308

February 28, 2006:
Basic customers	4,649,041	55,299	219,542	4,738	4,928,620
Digital customers	1,930,597	—	91,670	313	2,022,580
High speed internet customers	1,685,141	7,422	91,146	129	1,783,838
Total revenue generating units	8,264,779	62,721	402,358	5,180	8,735,038

The table below provides information on the percentage of homes passed that have been rebuilt to a capacity of 550-MHz or greater and have two-way capability as of March 31, 2006.

Debtors	Brazil	St. Marys	Total
97.1%	99.4%	4.6%	97.1%

Note 9:  Bankruptcy Court Reporting Schedules

The Bankruptcy Court reporting schedules included in this report beginning on page 36 are for the period from March 1 through March 31, 2006 and have been prepared for the purpose of filing with the Bankruptcy Court and are not required by GAAP.  The accompanying Bankruptcy Court reporting schedules, as with all other information contained herein, have been obtained from the books and records of the Company and are unaudited.

ADELPHIA COMMUNICATIONS CORPORATION, et al.

(DEBTORS-IN-POSSESSION)

BANKRUPTCY COURT REPORTING SCHEDULES

Summary

	For the Month Ended March 31, 2006	Reference

Gross wages paid	$78,572,987	Schedule I
Employee payroll taxes withheld	18,921,841	Schedule I
Employer payroll taxes due	6,927,092	Schedule I
Payroll taxes paid*	17,434,324	Schedule II*
Sales and other taxes due	7,759,415	Schedule III
Gross taxable sales	100,911,596	Schedule III
Real estate and personal property taxes paid	1,092,803	Schedule IV
Sales and other taxes paid	7,702,681	Schedule V
Cash disbursements	476,130,887	Schedule VI
Insurance coverage	N/A	Schedule VII

* The amount reported above for payroll taxes paid is based upon the date paid and not the date due.

ADELPHIA COMMUNICATIONS CORPORATION, et al.

(DEBTORS-IN-POSSESSION)

BANKRUPTCY COURT REPORTING SCHEDULES

Schedule I

Court Reporting schedules for Payroll and Payroll Taxes

for the Month Ended March 31, 2006

Week Ending Date	Gross Wages Paid	Employee Payroll Taxes Withheld	Employer Taxes Due
03-Mar-06	$33,713,356	$8,742,911	$2,862,135
17-Mar-06	$22,509,421	$5,042,270	$2,115,054
31-Mar-06	$22,350,210	$5,136,660	$1,949,903
Total	$78,572,987	$18,921,841	$6,927,092

ADELPHIA COMMUNICATIONS CORPORATION, et al.

(DEBTORS-IN-POSSESSION)

BANKRUPTCY COURT REPORTING SCHEDULES

Schedule II

Court Reporting schedules for Payroll Taxes Paid

for the Month Ended March 31, 2006

Payee	Payroll Taxes Paid	Payment Date
CITY OF PORT CLINTON	95.09	3/1/2006
TREASURER CITY OF OWENSBORO	238.40	3/1/2006
CITY OF NEWARK	1,395.86	3/2/2006
COLUMBUS CITY INCOME TAX	1,235.23	3/2/2006
NEBRASKA DEPARTMENT OF REVENUE	116.92	3/2/2006
WASHINGTON DC - DIV OF FINANCE	673.54	3/2/2006
WEST VIRGINIA DEPT OF TAX & REV	9,445.12	3/2/2006
INTERNAL REVENUE SERVICE	9,635,283.45	3/6/2006
STATE OF ALABAMA	4,312.59	3/6/2006
STATE OF ARIZONA	3,465.23	3/6/2006
STATE OF CALIFORNIA	202,867.51	3/6/2006
STATE OF COLORADO	256,538.00	3/6/2006
STATE OF CONNECTICUT	17,026.04	3/6/2006
STATE OF GEORGIA	14,370.44	3/6/2006
STATE OF IDAHO	6,213.70	3/6/2006
STATE OF INDIANA	896.55	3/6/2006
STATE OF KANSAS	790.51	3/6/2006
STATE OF KENTUCKY	18,075.24	3/6/2006
STATE OF MAINE	21,146.29	3/6/2006
STATE OF MARYLAND	17,736.27	3/6/2006
STATE OF MASSACHUSETTS	66,427.59	3/6/2006
STATE OF MISSISSIPPI	2,393.00	3/6/2006
STATE OF NEW JERSEY	457.28	3/6/2006
STATE OF NEW YORK	223,100.00	3/6/2006
STATE OF NORTH CAROLINA	11,052.36	3/6/2006
STATE OF OHIO	75,201.42	3/6/2006
STATE OF OKLAHOMA	190.66	3/6/2006
STATE OF PENNSYLVANIA	113,524.01	3/6/2006
STATE OF SOUTH CAROLINA	3,527.37	3/6/2006
STATE OF VERMONT	25,880.88	3/6/2006
STATE OF VIRGINIA	91,041.58	3/6/2006
CITY OF HARRODSBURG	332.71	3/14/2006
MERCER COUNTY	149.72	3/14/2006
COLUMBUS CITY INCOME TAX	4,919.70	3/20/2006
INTERNAL REVENUE SERVICE	5,892,238.44	3/20/2006
STATE OF ARIZONA	3,763.24	3/20/2006
STATE OF CALIFORNIA	169,703.75	3/20/2006
STATE OF COLORADO	55,986.00	3/20/2006

ADELPHIA COMMUNICATIONS CORPORATION, et al.

(DEBTORS-IN-POSSESSION)

BANKRUPTCY COURT REPORTING SCHEDULES

Schedule II

Court Reporting schedules for Payroll Taxes Paid

for the Month Ended March 31, 2006

Payee	Payroll Taxes Paid	Payment Date
STATE OF CONNECTICUT	11,896.96	3/20/2006
STATE OF GEORGIA	9,890.43	3/20/2006
STATE OF IDAHO	5,295.42	3/20/2006
STATE OF INDIANA	1,204.11	3/20/2006
STATE OF KANSAS	614.32	3/20/2006
STATE OF KENTUCKY	18,716.88	3/20/2006
STATE OF MAINE	21,775.37	3/20/2006
STATE OF MARYLAND	16,873.85	3/20/2006
STATE OF MASSACHUSETTS	25,719.66	3/20/2006
STATE OF NEW YORK	107,649.52	3/20/2006
STATE OF NORTH CAROLINA	13,007.06	3/20/2006
STATE OF OHIO	71,909.09	3/20/2006
STATE OF OKLAHOMA	215.46	3/20/2006
STATE OF PENNSYLVANIA	86,566.72	3/20/2006
STATE OF SOUTH CAROLINA	3,784.42	3/20/2006
STATE OF VERMONT	17,269.32	3/20/2006
STATE OF VIRGINIA	58,654.64	3/20/2006
WEST VIRGINIA DEPT OF TAX & REV	9,560.15	3/20/2006
BOYLE COUNTY FISCAL COURT	1,909.28	3/25/2006
TOTALS	17,434,324.35

ADELPHIA COMMUNICATIONS CORPORATION, et al.

(DEBTORS-IN-POSSESSION)

BANKRUPTCY COURT REPORTING SCHEDULES

Schedule III

Court Reporting schedules for Sales and Other Taxes Due and Gross Taxable Sales

for the Month Ended March 31, 2006

Taxing Jurisdiction	Sales and Other Taxes Due	Gross Taxable Sales
Arizona Department of Revenue	$479	$5,381
Board of Equalization	4	A
Board of Equalization	18	236
Board of Equalization	92	1,151
City of Albion	430	7,159
City of Baldwin Park	6,856	228,526
City of Beaumont	5,522	184,055
City of Brawley	8,931	223,263
City of Charlottesville	60,861	608,614
City of Colorado Springs	158	6,304
City of Colton	12,153	254,802
City of Englewood	—	31
City of Fontana	495	9,892
City of Hermosa Beach	23,362	389,373
City of Holtville	1,982	39,633
City of Kelso	6,659	110,983
City of La Habra	27,523	458,718
City of Longview	22,562	376,040
City of Los Angeles	—	—
City of Moreno Valley	80,277	1,337,949
City of Palouse	535	7,647
City of Petersburg	19,629	98,145
City of Pico Rivera	16,239	324,771
City of Placentia	17,120	489,143
City of Port Hueneme	12,833	320,817
City of Redondo Beach	49,798	1,048,382
City of Rialto	45,423	567,783
City of San Bernardino	71,330	899,493
City of San Buenaventura	38,523	770,462
City of Santa Monica	169,522	1,695,212
City of Waynesboro	30,099	300,994
City of Winchester	15,743	157,426
Colorado Dept. of Revenue	493	26,259
Colorado Dept. of Revenue	3,406	84,417
Commissioner of Revenue Services	306,275	5,833,820
Commissioner of Revenue Services	370,061	6,167,677

ADELPHIA COMMUNICATIONS CORPORATION, et al.

(DEBTORS-IN-POSSESSION)

BANKRUPTCY COURT REPORTING SCHEDULES

Schedule III

Court Reporting schedules for Sales and Other Taxes Due and Gross Taxable Sales

for the Month Ended March 31, 2006

Taxing Jurisdiction	Sales and Other Taxes Due	Gross Taxable Sales
Commonwealth of Massachusetts	7,791	155,841
Comptroller of Maryland	906	18,112
Comptroller of Maryland	24,688	493,758
County of Montgomery	7,817	78,171
Florida Department of Revenue	3,702,073	26,191,155
Florida Department of Revenue	196,040	3,006,577
Georgia Department of Revenue	16,095	212,072
Idaho State Tax Commission	6,605	132,098
Indiana Department of Revenue	36	2,605
Indiana Department of Revenue	29,609	493,470
Internal Revenue Service	17,570	585,701
Kansas Dept. of Revenue	16,065	212,780
Kentucky Revenue Cabinet	183,920	6,130,644
Kentucky Revenue Cabinet	5,801	96,703
Kentucky Revenue Cabinet	178,170	5,944,719
Maine Revenue Services	3	50
Maine Revenue Services	308,536	6,170,682
Mississippi State Tax Commission	40,267	575,251
Mississippi State Tax Commission	1,473	21,039
NC Department of Revenue	24,811	347,655
NC Department of Revenue	88,652	3,821,403
NECA - TRS	7,981	—
NECA PAUSF	931	—
NECA VUSF	45	3,895
NEUSTAR; FIRST UNION BANK	1,540	—
NYS Corporation Tax	1,266	—
NYS Corporation Tax	9,598	—
NYS Estimated Corporation Tax	1,895	—
NYS Sales Tax Processing	9,064	117,917
Oklahoma Tax Commission	475	7,828
PA Department of Revenue	238,847	4,250,150
PA Dept. of Revenue	15,292	304,016
PSU	174	—
South Carolina Dept. of Revenue	53,824	803,962
State of New Hampshire	121,490	1,735,557
State Tax Department	326,719	5,445,321
TN Department of Revenue	72,164	786,396
Town of Blacksburg	13,954	139,538
Town of Mt Crested Butte	1,783	39,623

ADELPHIA COMMUNICATIONS CORPORATION, et al.

(DEBTORS-IN-POSSESSION)

BANKRUPTCY COURT REPORTING SCHEDULES

Schedule III

Court Reporting schedules for Sales and Other Taxes Due and Gross Taxable Sales

for the Month Ended March 31, 2006

Taxing Jurisdiction	Sales and Other Taxes Due	Gross Taxable Sales
Town of South Boston	5,046	50,461
Treasurer State of Ohio	194,866	2,797,121
Vermont Department of Taxes	378,243	6,304,015
Vermont Department of Taxes	234	3,895
Virginia Department of Taxation	16,318	326,353
Washington Dept. of Revenue	5,189	67,392
Wyoming Department of Revenue	156	3,112

Total	$7,759,415	$100,911,596

Note (A): The 911 surcharge is based upon the number of phone lines and not as a function of gross taxable sales.

ADELPHIA COMMUNICATIONS CORPORATION, et al.

(DEBTORS-IN-POSSESSION)

BANKRUPTCY COURT REPORTING SCHEDULES

Schedule IV

Court Reporting schedules for Real Estate and Personal Property Taxes Paid for the Month Ended March 31, 2006

Payee	Amount Paid	Check Date
24000 MERCANTILE INC	$1,814	03/31/06
ADAMS COUNTY TREASURER	—	03/10/06
ADAMS COUNTY TREASURER	8	03/14/06
ADAMS COUNTY TREASURER	17	03/29/06
ALBEMARLE COUNTY	8,032	03/23/06
ALLEGANY TOWNSHIP	—	03/29/06
ALLEGANY TOWNSHIP	552	03/31/06
ALLEGHENY COUNTY TREASURER	4,191	03/10/06
AMERITECH CREDIT CORP	563	03/17/06
AMHERST COUNTY	75	03/14/06
ARCHBALD BOROUGH	207	03/23/06
BANKS COUNTY COLLECTOR	1,909	03/14/06
BEAVER COUNTY	180	03/14/06
BEAVER COUNTY	443	03/29/06
BEDFORD COUNTY COL	124	03/10/06
BLACKBURN CENTER, LLC	433	03/24/06
BOROUGH OF COUDERSPORT	80,142	03/14/06
BOROUGH OF NANTY GLO	484	03/14/06
BROWARD COUNTY	3,329	03/29/06
CAL & JOANNE FAMILY LTD PRTNRSP	200	03/23/06
CAMBRIA COUNTY TAX CLAIM BUREAU	79	03/14/06
CAMBRIA COUNTY TAX COLLECTOR	94	03/29/06
CARROLL TOWNSHIP/NORTHERN YORK	—	03/14/06
CARROLL TOWNSHIP/NORTHERN YORK	325	03/29/06
CASTANEA TOWNSHIP COLLECTOR	20	03/14/06
CATHERINE TOWNSHIP TAX COLLECTO	72	03/14/06
CHESTERFIELD COUNTY	538	03/23/06
CITY OF BUENA VISTA	299	03/23/06
CITY OF LOCKPORT	11,316	03/10/06
CITY OF MARTINSVILLE	600	03/14/06
CITY OF NEW CASTLE TREASURER	2,691	03/14/06
CITY OF NORWICH	75,321	03/29/06
CITY OF PETERSBURG TREASURER	3	03/29/06
CITY OF STAUNTON	14,152	03/10/06
CLARION COUNTY COLLECTOR	52	03/14/06
CLINTON COUNTY TREASURER	2,291	03/29/06
COUNTY OF ALLEGHENY	687	03/14/06
COUNTY OF HERMITAGE TREASURER	2,681	03/14/06
COWLITZ COUNTY	113,603	03/14/06
COWLITZ COUNTY	5,460	03/29/06

ADELPHIA COMMUNICATIONS CORPORATION, et al.

(DEBTORS-IN-POSSESSION)

BANKRUPTCY COURT REPORTING SCHEDULES

Schedule IV

Court Reporting schedules for Real Estate and Personal Property Taxes Paid for the Month Ended March 31, 2006

Payee	Amount Paid	Check Date
DEFIANCE COUNTY TREASURER	65,181	03/31/06
DICK LARSEN TREASURER	56,680	03/17/06
DILLON COUNTY TREASURER	234	03/10/06
DORIS LAWTON	1,030	03/30/06
DOUGLAS COUNTY TREASURER	7	03/14/06
DUNMORE BOROUGH TAX COLLECTOR	1,393	03/10/06
DURYEA BOROUGH	19,769	03/29/06
EAST TAYLOR TOWNSHIP	46	03/29/06
EASTLAKE COMMERCIAL	62	03/23/06
EL PASO COUNTY TREASURER	970	03/29/06
ERIE COUNTY TAX DEPARTMENT	20,095	03/10/06
FORSYTH COUNTY TAX COLLECTOR	141	03/09/06
FREDRICK COUNTY TREASURER	924	03/10/06
GALLIA COUNTY TREASURER	89	03/17/06
GALLITZIN BOROUGH	221	03/29/06
GE CAPITAL FLEET SERVICES	206	03/06/06
GE CAPITAL FLEET SERVICES	7,482	03/10/06
GLICK BROTHERS LUMBER CO.	9,788	03/29/06
GLOUCESTER CITY	328	03/14/06
GLOVER TOWN DELINQUENT TAX	482	03/23/06
GREENE COUNTY TRUSTEE	468	03/20/06
HAMMONDSPORT VILLAGE	911	03/10/06
HANCOCK COUNTY TREASURER	—	03/10/06
HARBORCREEK TOWNSHIP	4,873	03/29/06
HEIDELBERG TOWNSHIP	1,572	03/29/06
HOLDEN TOWN	5	03/10/06
HUNTINGDON COUNTY	88	03/14/06
IMPERIAL COUNTY TAX COLLECTOR	17,602	03/10/06
ISKALO REAL ESTATE	7,292	03/24/06
ITALY TOWN TAX COLLECTOR	3,201	03/10/06
KESSLER HOMES INC	398	03/22/06
KEVIN KIRKMAN	699	03/30/06
KEYSTONE MUNICIPALITY	163	03/29/06
KIR TEMECULA L.P.	105	03/22/06
LACKAWANNA COUNTY	627	03/23/06
LARRY SCHREDER	1,116	03/10/06
LAS ANIMAS COUNTY TREASURER	8,915	03/14/06
LOCK HAVEN CITY TREASURER	2,559	03/14/06
LOCKPORT CITY SCHOOL DISTRICT	1,094	03/10/06
LOS ANGELES COUNTY	54	03/31/06

ADELPHIA COMMUNICATIONS CORPORATION, et al.

(DEBTORS-IN-POSSESSION)

BANKRUPTCY COURT REPORTING SCHEDULES

Schedule IV

Court Reporting schedules for Real Estate and Personal Property Taxes Paid for the Month Ended March 31, 2006

Payee	Amount Paid	Check Date
LYKENS BORO & DAUPHIN COUNTY	1,056	03/10/06
MACCLESFIELD TOWN	69	03/10/06
MAHONING COUNTY TREASURER	4,126	03/10/06
MCKEAN COUNTY /OTTO TOWNSHIP	142	03/10/06
MCKEAN COUNTY COLLECTOR	10,477	03/10/06
MCKEAN COUNTY/ELDRED BOROUGH	432	03/10/06
MCKEAN COUNTY/MT.J	194	03/10/06
MCKEAN COUNTY/SMETHPORT BOROU	378	03/10/06
MCKEAN COUNTY/WET	58	03/10/06
MECKLENBURG COUNTY	791	03/29/06
MIFFLIN COUNTY	—	03/14/06
MIFFLIN COUNTY	1,091	03/29/06
MIFFLIN COUNTY TAX COLLECTOR	4,264	03/29/06
MOUNT UNION TAX COLLECTOR	674	03/29/06
NATIONAL LEASING AND FINANCIAL	59	03/20/06
NEWCEN MAINTENANCE,	3,551	03/21/06
NICHOLSON TOWNSHIP	20	03/14/06
NORTH CODORUS TOWNSHIP	118	03/14/06
NORTH EAST TOWNSHIP	584	03/29/06
PARK CENTRE DEVELOPMENT, INC.	30	03/25/06
PAUL & JANICE STANLEY	61	03/17/06
PITNEY BOWES CREDIT CORPORATION	35	03/10/06
PITNEY BOWES CREDIT CORPORATION	18	03/29/06
PLYMOUTH TOWNSHIP PA	45	03/14/06
RIDGEWAY TOWNSHIP C	39	03/14/06
RITE AID CORORATION	256	03/23/06
RIVERSIDE COUNTY TREASURER	374,349	03/15/06
ROCHESTER TOWNSHIP	1,231	03/29/06
ROCKLAND CITY	16,553	03/10/06
RUSH TOWNSHIP TAX C	51	03/14/06
SAN JUAN COUNTY TREASURER	2,667	03/14/06
SAN JUAN COUNTY TREASURER	1,976	03/29/06
SCHUYKILL COUNTY	18	03/29/06
SHADE TOWNSHIP COLLECTOR	116	03/29/06
SHAW INDUSTRIES, LLC	14,641	03/06/06
SMITHFIELD TOWNSHIP	35	03/29/06
SOMERSET TOWNSHIP	271	03/14/06
SPRING TOWNSHIP COL	139	03/14/06
STERIK SANTA ANA, LP	403	03/28/06
SUMMIT COUNTY	14,433	03/10/06
SUMMIT COUNTY	509	03/14/06

ADELPHIA COMMUNICATIONS CORPORATION, et al.

(DEBTORS-IN-POSSESSION)

BANKRUPTCY COURT REPORTING SCHEDULES

Schedule IV

Court Reporting schedules for Real Estate and Personal Property Taxes Paid for the Month Ended March 31, 2006

Payee	Amount Paid	Check Date
TELLER COUNTY TREASURER	6	03/14/06
TOWN OF AMESBURY	368	03/29/06
TOWN OF COLLINS	67	03/10/06
TOWN OF FRIENDSVILLE	387	03/10/06
TOWN OF KINGSTON	293	03/10/06
TOWN OF LEE	9,099	03/23/06
TOWN OF MARSHFIELD	—	03/29/06
TOWN OF SARDINIA	915	03/10/06
TOWNSHIP OF PORTAGE	45	03/14/06
TREASURER OF FRONT ROYAL TOWN	51	03/10/06
TREASURER OF LAWRENCE COUNTY	463	03/14/06
TSC, LC	455	03/22/06
TYRONE BOROUGH COLLECTOR	744	03/14/06
UNION COUNTY SHERIFF TREASURER	895	03/22/06
VENANGO COUNTY TREASURER	507	03/14/06
VENTURA COUNTY TAX COLLECTOR	25,812	03/29/06
WASHINGTON COUNTY TREASURER	98	03/10/06
WHITMAN COUNTY TREASURER	26,723	03/14/06
YORK AREA TAX COLLECTION	58	03/14/06

TOTAL	1,092,803

ADELPHIA COMMUNICATIONS CORPORATION, et al.

(DEBTORS-IN-POSSESSION)

BANKRUPTCY COURT REPORTING SCHEDULES

Schedule V

Court Reporting schedules for Sales and Other Taxes Paid

for the Month Ended March 31, 2006

Taxing Jurisdiction	Tax Type	Amount Paid	Date Paid
ARIZONA DEPARTMENT OF REVENUE	Sales Tax	$484	03/10/06
BOARD OF EQUALIZATION	Gross Receipts Tax	2	03/01/06
BOARD OF EQUALIZATION	Gross Receipts Tax	4	03/29/06
BOARD OF EQUALIZATION	Sales Tax	20	03/24/06
CITY OF BALDWIN PARK	Utility Tax	4,805	03/07/06
CITY OF BEAUMONT	Utility Tax	3,097	03/07/06
CITY OF BRAWLEY	Utility Tax	8,694	03/07/06
CITY OF CHARLOTTSVILLE	Utility Tax	58,130	03/13/06
CITY OF COLORADO SPRINGS	Sales Tax	155	03/10/06
CITY OF COLTON	Utility Tax	8,811	03/07/06
CITY OF FONTANA	Utility Tax	169	03/07/06
CITY OF HERMOSA BEACH	Utility Tax	22,910	03/07/06
CITY OF HOLTVILLE	Utility Tax	2,042	03/07/06
CITY OF LA HABRA	Utility Tax	26,855	03/07/06
CITY OF MORENO VALLEY	Utility Tax	57,132	03/07/06
CITY OF PICO RIVERA	Utility Tax	9,666	03/07/06
CITY OF PLACENTIA	Utility Tax	15,852	03/07/06
CITY OF PORT HUENEME	Utility Tax	9,489	03/07/06
CITY OF REDONDO BEACH CA	Utility Tax	48,947	03/07/06
CITY OF RIALTO	Utility Tax	35,714	03/07/06
CITY OF SAN BERNARDINO	Utility Tax	61,520	03/07/06
CITY OF SAN BUENAVENTURA	Utility Tax	37,826	03/07/06
CITY OF SANTA MONICA	Utility Tax	152,144	03/07/06
CITY OF WAYNESBORO	Utility Tax	27,448	03/13/06
CITY OF WINCHESTER	Sales Tax	453	03/09/06
CITY OF WINCHESTER	Utility Tax	15,492	03/09/06
COLORADO DEPARTMENT OF REVENUE	Gross Receipts Tax	152	03/10/06
COLORADO DEPARTMENT OF REVENUE	Sales Tax	594	03/10/06
COLORADO DEPT OF REVENUE	Sales Tax	3,005	03/20/06
COMPTROLLER OF MARYLAND	Sales Tax	15,599	03/22/06
COMPTROLLER OF MD	Sales Tax	10,906	03/22/06
CONNECTICUT DEPT OF REVENUE	Sales Tax	366,960	03/31/06
COUNTY OF MONTGOMERY	Utility Tax	7,856	03/09/06
FLORIDA DEPT OF REVENUE	Gross Receipts Tax	31,035	03/20/06
FLORIDA DEPT OF REVENUE	Sales Tax	193,510	03/20/06
FLORIDA DEPT OF REVENUE	Telecommunications Tax	3,662,178	03/20/06
GEORGIA DEPT OF REV	Sales Tax	21,683	03/20/06
IDAHO STATE TAX COMMISSION	Sales Tax	5,846	03/09/06
IDAHO STATE TAX COMMISSION	Sales Tax	773	03/24/06

ADELPHIA COMMUNICATIONS CORPORATION, et al.

(DEBTORS-IN-POSSESSION)

BANKRUPTCY COURT REPORTING SCHEDULES

Schedule V

Court Reporting schedules for Sales and Other Taxes Paid

Taxing Jurisdiction	Tax Type	Amount Paid	Date Paid
INDIANA DEPT OF REVENUE	Sales Tax	2,121	03/09/06
INDIANA DEPT OF REVENUE	Sales Tax	34,798	03/20/06
INTERNAL REVENUE SERVICE	Federal Excise Tax	21,049	03/10/06
KANSAS DEPT OF REVENUE	Sales Tax	14,804	03/27/06
KENTUCKY REVENUE CABINET	Sales Tax	4,721	03/20/06
KENTUCKY REVENUE CABINET	Utility Tax	359,714	03/23/06
KENTUCKY STATE TREASURER	Sales Tax	898	03/07/06
KENTUCKY STATE TREASURER	Sales Tax	61	03/15/06
MAINE REVENUE SERVICES	Sales Tax	259	03/15/06
MASS DEPT OF REVENUE	Sales Tax	3,062	03/02/06
MASS DEPT OF REVENUE	Sales Tax	8,225	03/21/06
MISSISSIPPI STATE TAX COMMISSIO	Sales Tax	40,838	03/20/06
NECA TRS	Federal USF	7,981	03/13/06
NECA VUSF	Gross Receipts Tax	48	03/13/06
NEUSTAR INC	Federal USF	1,155	03/20/06
NEW YORK STATE SALES TAX	Sales Tax	5,504	03/27/06
NORTH CAROLINA DEPT OF REVENUE	Sales Tax	24,467	03/20/06
NYS CORPORATION TAX	Gross Receipts Tax	32,590	03/08/06
NYS CORPORATION TAX	Gross Receipts Tax	5,761	03/13/06
NYS SALES TAX PROCESSING	Gross Receipts Tax	—	03/13/06
NYS SALES TAX PROCESSING	Sales Tax	8,305	03/13/06
OKLAHOMA TAX COMMISSION	Sales Tax	475	03/09/06
PA DEPARTMENT OF REVENUE	Gross Receipts Tax	311,200	03/15/06
PA DEPARTMENT OF REVENUE	Sales Tax	239,314	03/20/06
PA DEPT. OF REVENUE	Sales Tax	601	03/13/06
PETERSBURG CITY O(T)	Utility Tax	19,494	03/09/06
SOUTH CAROLINA DEPARTMENT OF	Sales Tax	53,574	03/20/06
STATE DEPT OF ASSESSMENTS &	Gross Receipts Tax	326	03/13/06
STATE DEPT OF ASSESSMENTS &	Gross Receipts Tax	—	03/14/06
STATE OF NEW HAMPSHIRE	Utility Tax	131,100	03/07/06
STATE OF OHIO, TREASURER	Sales Tax	20,166	03/20/06
TENNESSEE DEPT OF REVENUE	Sales Tax	72,851	03/20/06
TOWN OF ALBION	Utility Tax	409	03/15/06
TOWN OF BLACKSBURG	Utility Tax	14,018	03/09/06
TOWN OF MT CRESTED BUTTE	Utility Tax	1,436	03/07/06
TOWN OF SOUTH BOSTON	Utility Tax	4,980	03/13/06
TREASURER STATE OF OHIO	Sales Tax	22,329	03/13/06
TREASURER STATE OF OHIO	Sales Tax	150,012	03/20/06
UNIVERSAL SERVICE ADMINSTRATIVE	Federal USF	54,793	03/08/06
UNIVERSAL SERVICE ADMINSTRATIVE	Federal USF	158,499	03/14/06

ADELPHIA COMMUNICATIONS CORPORATION, et al.

(DEBTORS-IN-POSSESSION)

BANKRUPTCY COURT REPORTING SCHEDULES

Schedule V

Court Reporting schedules for Sales and Other Taxes Paid

for the Month Ended March 31, 2006

Taxing Jurisdiction	Tax Type	Amount Paid	Date Paid
UNIVERSAL SERVICE ADMINSTRATIVE	Federal USF	213,292	03/29/06
VERMONT DEPT OF TAXES	Sales Tax	249	03/13/06
VERMONT DEPT OF TAXES	Sales Tax	372,934	03/27/06
VIRGINIA DEPARTMENT OF TAXATION	Sales Tax	8,315	03/09/06
VIRGINIA DEPARTMENT OF TAXATION	Sales Tax	5,658	03/13/06
WASHINGTON DEPT OF REVENUE	Sales Tax	5,269	03/20/06
WEST VIRGINIA DEPT OF TAX & REV	Sales Tax	124,376	03/20/06
WEST VIRGINIA STATE TAX DEPT	Sales Tax	212,692	03/20/06

Total		$7,702,681

ADELPHIA COMMUNICATIONS CORPORATION, et al.

(DEBTORS-IN-POSSESSION)

BANKRUPTCY COURT REPORTING SCHEDULES

Schedule VI

Court Reporting schedules for Cash Disbursements

for the Month Ended March 31, 2006

LEGAL ENTITY	Account Number	Case Number	Disbursements
ACC CABLE COMMUNICATIONS FL-VA, LLC	081-02-41904	02-41904	$3,710,724
ACC CABLE HOLDINGS VA, INC.	081-02-41905	02-41905	—
ACC HOLDINGS II, LLC	081-02-41955	02-41955	—
ACC INVESTMENT HOLDINGS, INC.	081-02-41957	02-41957	—
ACC OPERATIONS, INC.	081-02-41956	02-41956	2,183
ACC Properties 1, LLC	081-05-44167	05-44167	20,015
ACC Properties 103, LLC	081-05-44168	05-44168	3,990
ACC Properties 105, LLC	081-05-44170	05-44170	—
ACC Properties 109, LLC	081-05-44171	05-44171	160
ACC Properties 121, LLC	081-05-44172	05-44172	—
ACC Properties 122, LLC	081-05-44174	05-44174	—
ACC Properties 123, LLC	081-05-44178	05-44178	—
ACC Properties 130, LLC	081-05-44190	05-44190	—
ACC Properties 146, LLC	081-05-44192	05-44192	—
ACC Properties 154, LLC	081-05-44193	05-44193	—
ACC Properties 156, LLC	081-05-44195	05-44195	—
ACC TELECOMMUNICATIONS HOLDINGS LLC	081-02-41864	02-41864	—
ACC TELECOMMUNICATIONS LLC	081-02-41863	02-41863	1,066,484
ACC TELECOMMUNICATIONS OF VIRGINIA LLC	081-02-41862	02-41862	—
ACC-AMN HOLDINGS, LLC	081-02-41861	02-41861	—
ADELPHIA ACQUISITION SUBSIDIARY, INC.	081-02-41860	02-41860	83,323
ADELPHIA ARIZONA, INC.	081-02-41859	02-41859	—
ADELPHIA BLAIRSVILLE, LLC	081-02-41735	02-41735	—
ADELPHIA CABLE PARTNERS, L.P.	081-02-41902	02-41902	8,019,232
ADELPHIA CABLEVISION ASSOCIATES, L.P.	081-02-41913	02-41913	822,591
ADELPHIA CABLEVISION CORP.	081-02-41752	02-41752	1,410,119
ADELPHIA CABLEVISION OF BOCA RATON, LLC	081-02-41751	02-41751	1,978,415
ADELPHIA CABLEVISION OF FONTANA, LLC	081-02-41755	02-41755	—
ADELPHIA CABLEVISION OF INLAND EMPIRE, LLC	081-02-41754	02-41754	14,257,044
ADELPHIA CABLEVISION OF NEW YORK, INC.	081-02-41892	02-41892	4,616,782
ADELPHIA CABLEVISION OF NEWPORT BEACH, LLC	081-02-41947	02-41947	1,469,551
ADELPHIA CABLEVISION OF ORANGE COUNTY II, LLC	081-02-41781	02-41781	798,187
ADELPHIA CABLEVISION OF ORANGE COUNTY, LLC	081-02-41946	02-41946	1,862,447
ADELPHIA CABLEVISION OF SAN BERNANDINO, LLC	081-02-41753	02-41753	—
ADELPHIA CABLEVISION OF SANTA ANA, LLC	081-02-41831	02-41831	2,292,886
ADELPHIA CABLEVISION OF SEAL BEACH, LLC	081-02-41757	02-41757	295,224
ADELPHIA CABLEVISION OF SIMI VALLEY, LLC	081-02-41830	02-41830	2,459,615
ADELPHIA CABLEVISION OF THE KENNEBUNKS, LLC	081-02-41943	02-41943	433,593
ADELPHIA CABLEVISION OF WEST PALM BEACH III, LLC	081-02-41783	02-41783	300,975
ADELPHIA CABLEVISION OF WEST PALM BEACH IV, LLC	081-02-41766	02-41766	3,732,006
ADELPHIA CABLEVISION OF WEST PALM BEACH V, LLC	081-02-41764	02-41764	128,927
ADELPHIA CABLEVISION, LLC	081-02-41858	02-41858	85,957,020

ADELPHIA COMMUNICATIONS CORPORATION, et al.

(DEBTORS-IN-POSSESSION)

BANKRUPTCY COURT REPORTING SCHEDULES

Schedule VI

Court Reporting schedules for Cash Disbursements

for the Month Ended March 31, 2006

LEGAL ENTITY	Account Number	Case Number	Disbursements
ADELPHIA CALIFORNIA CABLEVISION, LLC	081-02-41942	02-41942	4,073,659
ADELPHIA CENTRAL PENNSYLVANIA, LLC	081-02-41950	02-41950	5,072,992
ADELPHIA CLEVELAND, LLC	081-02-41793	02-41793	16,524,543
ADELPHIA COMMUNICATIONS CORPORATION	081-02-41729	02-41729	91,320
ADELPHIA COMMUNICATIONS INTERNATIONAL, INC.	081-02-41857	02-41857	—
ADELPHIA COMMUNICATIONS OF CALIFORNIA II, LLC	081-02-41748	02-41748	4,130,804
ADELPHIA COMMUNICATIONS OF CALIFORNIA III, LLC	081-02-41817	02-41817	1,867,368
ADELPHIA COMMUNICATIONS OF CALIFORNIA, LLC	081-02-41749	02-41749	344,151
ADELPHIA COMPANY OF WESTERN CONNECTICUT	081-02-41801	02-41801	4,142,817
ADELPHIA GENERAL HOLDINGS III, LLC	081-02-41854	02-41854	—
ADELPHIA GP HOLDINGS, LLC	081-02-41829	02-41829	—
ADELPHIA GS CABLE, LLC	081-02-41908	02-41908	3,303,427
ADELPHIA HARBOR CENTER HOLDINGS, LLC	081-02-41853	02-41853	—
ADELPHIA HOLDINGS 2001, LLC	081-02-41926	02-41926	—
ADELPHIA INTERNATIONAL II, LLC	081-02-41856	02-41856	—
ADELPHIA INTERNATIONAL III, LLC	081-02-41855	02-41855	—
ADELPHIA MOBILE PHONES, INC.	081-02-41852	02-41852	—
ADELPHIA OF THE MIDWEST, INC.	081-02-41794	02-41794	—
ADELPHIA PINELLAS COUNTY, LLC	081-02-41944	02-41944	—
ADELPHIA PRESTIGE CABLEVISION, LLC	081-02-41795	02-41795	6,624,396
ADELPHIA TELECOMMUNICATIONS OF FLORIDA, INC.	081-02-41939	02-41939	148,793
ADELPHIA TELECOMMUNICATIONS, INC.	081-02-41851	02-41851	1,386,248
ADELPHIA WELLSVILLE, LLC	081-02-41850	02-41850	—
ADELPHIA WESTERN NEW YORK HOLDINGS, LLC	081-02-41849	02-41849	—
ARAHOVA COMMUNICATIONS, INC.	081-02-41815	02-41815	860
ARAHOVA HOLDINGS, LLC	081-02-41893	02-41893	—
BADGER HOLDING CORP	081-02-41792	02-41792	—
BETTER TV, INC. OF BENNINGTON	081-02-41914	02-41914	477,228
BLACKSBURG/SALEM CABLEVISION, INC.	081-02-41759	02-41759	1,433,235
BRAZAS COMMUNICATIONS, INC.	081-02-41804	02-41804	107
BUENAVISION TELECOMMUNICATIONS, INC.	081-02-41938	02-41938	1,281,770
CABLE SENTRY CORPORATION	081-02-41894	02-41894	—
CALIFORNIA AD SALES, LLC	081-02-41945	02-41945	—
CCC-III, INC.	081-02-41867	02-41867	—
CCC-INDIANA, INC.	081-02-41937	02-41937	—
CCH INDIANA, LP	081-02-41935	02-41935	—
CDA CABLE, INC.	081-02-41879	02-41879	239,756
CENTURY ADVERTISING, INC.	081-02-41731	02-41731	—
CENTURY ALABAMA CORP.	081-02-41889	02-41889	193,013
CENTURY ALABAMA HOLDING CORP	081-02-41891	02-41891	—
CENTURY AUSTRALIA COMMUNICATIONS CORP.	081-02-41738	02-41738	175
CENTURY BERKSHIRE CABLE CORP.	081-02-41762	02-41762	430,445

ADELPHIA COMMUNICATIONS CORPORATION, et al.

(DEBTORS-IN-POSSESSION)

BANKRUPTCY COURT REPORTING SCHEDULES

Schedule VI

Court Reporting schedules for Cash Disbursements

for the Month Ended March 31, 2006

LEGAL ENTITY	Account Number	Case Number	Disbursements
CENTURY CABLE HOLDINGS CORP.	081-02-41814	02-41814	—
CENTURY CABLE HOLDINGS, LLC	081-02-41812	02-41812	23,246,363
CENTURY CABLE MANAGEMENT CORPORATION	081-02-41887	02-41887	375,508
CENTURY CABLE OF SOUTHERN CALIFORNIA	081-02-41745	02-41745	—
CENTURY CABLEVISION HOLDINGS, LLC	081-02-41936	02-41936	2,407,531
CENTURY CAROLINA CORP.	081-02-41886	02-41886	760,879
CENTURY COLORADO SPRINGS CORP.	081-02-41736	02-41736	353,367
CENTURY COLORADO SPRINGS PARTNERSHIP	081-02-41774	02-41774	6,630,631
CENTURY COMMUNICATIONS CORPORATION	081-02-12834	02-12834	3,573,182
CENTURY CULLMAN CORP.	081-02-41888	02-41888	450,143
CENTURY ENTERPRISE CABLE CORP.	081-02-41890	02-41890	500,341
CENTURY EXCHANGE, LLC	081-02-41744	02-41744	—
CENTURY FEDERAL, INC.	081-02-41747	02-41747	—
CENTURY GRANITE CABLE TELEVISION CORP.	081-02-41779	02-41779	—
CENTURY HUNTINGTON COMPANY	081-02-41885	02-41885	2,693,815
CENTURY INDIANA CORP	081-02-41768	02-41768	—
CENTURY INVESTMENT HOLDING CORP	081-02-41740	02-41740	—
CENTURY INVESTORS, INC.	081-02-41733	02-41733	—
CENTURY ISLAND ASSOCIATES, INC.	081-02-41771	02-41771	76,653
CENTURY ISLAND CABLE TELEVISION CORP	081-02-41772	02-41772	—
CENTURY KANSAS CABLE TELEVISION CORP.	081-02-41884	02-41884	240,569
CENTURY LYKENS CABLE CORP.	081-02-41883	02-41883	207,688
CENTURY MENDOCINO CABLE TELEVISION, INC.	081-02-41780	02-41780	692,278
CENTURY MISSISSIPPI CORP.	081-02-41882	02-41882	496,181
CENTURY MOUNTAIN CORP.	081-02-41797	02-41797	230,878
CENTURY NEW MEXICO CABLE TELEVISION CORP.	081-02-41784	02-41784	—
CENTURY NORWICH CORP.	081-02-41881	02-41881	1,258,521
CENTURY OHIO CABLE TELEVISION CORP.	081-02-41811	02-41811	849,040
CENTURY OREGON CABLE CORP	081-02-41739	02-41739	—
CENTURY PACIFIC CABLE TV INC	081-02-41746	02-41746	—
CENTURY PROGRAMMING, INC.	081-02-41732	02-41732	—
CENTURY REALTY CORP.	081-02-41813	02-41813	—
CENTURY SHASTA CABLE TELEVISION CORP	081-02-41880	02-41880	—
CENTURY SOUTHWEST COLORADO CABLE TELEVISION CORP	081-02-41770	02-41770	—
CENTURY TRINIDAD CABLE TELEVISION CORP.	081-02-41790	02-41790	171,573
CENTURY VIRGINIA CORP.	081-02-41796	02-41796	585,390
CENTURY VOICE AND DATA COMMUNICATIONS, INC.	081-02-41737	02-41737	—
CENTURY WARRICK CABLE CORP.	081-02-41763	02-41763	—
CENTURY WASHINGTON CABLE TELEVISION, INC.	081-02-41878	02-41878	—
CENTURY WYOMING CABLE TELEVISION CORP.	081-02-41789	02-41789	111,883
CENTURY-TCI CALIFORNIA COMMUNICATIONS, L.P.	081-02-41743	02-41743	860
CENTURY-TCI CALIFORNIA, L.P.	081-02-41741	02-41741	60,018,137

ADELPHIA COMMUNICATIONS CORPORATION, et al.

(DEBTORS-IN-POSSESSION)

BANKRUPTCY COURT REPORTING SCHEDULES

Schedule VI

Court Reporting schedules for Cash Disbursements

for the Month Ended March 31, 2006

LEGAL ENTITY	Account Number	Case Number	Disbursements
CENTURY-TCI DISTRIBUTION COMPANY	081-05-44197	05-44197	400
CENTURY-TCI HOLDINGS, LLC	081-02-41742	02-41742	—
CHELSEA COMMUNICATIONS, INC.	081-02-41923	02-41923	—
CHELSEA COMMUNICATIONS, LLC	081-02-41924	02-41924	16,196,974
CHESTNUT STREET SERVICES, LLC	081-02-41842	02-41842	—
CLEAR CABLEVISION, INC.	081-02-41756	02-41756	(51)
CMA CABLEVISION ASSOCIATES VII, L.P.	081-02-41808	02-41808	468,979
CMA CABLEVISION ASSOCIATES XI, Limited Partnership	081-02-41807	02-41807	143,892
CORAL SECURITY, INC	081-02-41895	02-41895	—
COWLITZ CABLEVISION, INC.	081-02-41877	02-41877	1,009,031
CP-MDU I LLC	081-02-41940	02-41940	—
CP-MDU II LLC	081-02-41941	02-41941	—
E & E CABLE SERVICE, INC.	081-02-41785	02-41785	—
EASTERN VIRGINIA CABLEVISION HOLDINGS, LLC	081-02-41799	02-41799	—
EASTERN VIRGINIA CABLEVISION, L.P.	081-02-41800	02-41800	750,144
EMPIRE SPORTS NETWORK, L.P.	081-02-41844	02-41844	8,439
FAE CABLE MANAGEMENT CORP	081-02-41734	02-41734	—
FOP INDIANA, L.P.	081-02-41816	02-41816	235,622
FRONTIERVISION ACCESS PARTNERS, L.L.C.	081-02-41819	02-41819	2,455,134
FRONTIERVISION CABLE NEW ENGLAND, INC.	081-02-41822	02-41822	1,352,753
FRONTIERVISION CAPITAL CORPORATION	081-02-41820	02-41820	—
FRONTIERVISION HOLDINGS CAPITAL CORPORATION	081-02-41824	02-41824	—
FRONTIERVISION HOLDINGS CAPITAL II CORPORATION	081-02-41823	02-41823	—
FRONTIERVISION HOLDINGS, LLC	081-02-41827	02-41827	—
FRONTIERVISION HOLDINGS, LP	081-02-41826	02-41826	—
FRONTIERVISION OPERATING PARTNERS, L.P.	081-02-41821	02-41821	38,031,540
FRONTIERVISION OPERATING PARTNERS, LLC	081-02-41825	02-41825	—
FRONTIERVISION PARTNERS, LP	081-02-41828	02-41828	—
FT MYERS CABLEVISION, LLC	081-02-41948	02-41948	—
FT. MYERS ACQUISITION LIMITED PARTNERSHIP	081-02-41949	02-41949	—
GENESIS CABLE COMMUNICATIONS SUBSIDIARY, LLC	081-02-41903	02-41903	—
GLOBAL ACQUISITION PARTNERS, L.P.	081-02-41933	02-41933	3,158,806
GLOBAL CABLEVISION II, LLC	081-02-41934	02-41934	—
GRAFTON CABLE COMPANY	081-02-41788	02-41788	—
GS CABLE, LLC	081-02-41907	02-41907	5,174,964
GS TELECOMMUNICATIONS LLC	081-02-41906	02-41906	—
HARRON CABLEVISION OF NEW HAMPSHIRE, INC.	081-02-41750	02-41750	3,099,494
HUNTINGTON CATV, INC.	081-02-41765	02-41765	—
IMPERIAL VALLEY CABLEVISION, INC.	081-02-41876	02-41876	1,285,033
KALAMAZOO COUNTY CABLEVISION, INC.	081-02-41922	02-41922	—
KEY BISCAYNE CABLEVISION	081-02-41898	02-41898	190,372
KOOTENAI CABLE, INC.	081-02-41875	02-41875	1,726,255

ADELPHIA COMMUNICATIONS CORPORATION, et al.

(DEBTORS-IN-POSSESSION)

BANKRUPTCY COURT REPORTING SCHEDULES

Schedule VI

Court Reporting schedules for Cash Disbursements

for the Month Ended March 31, 2006

LEGAL ENTITY	Account Number	Case Number	Disbursements
LAKE CHAMPLAIN CABLE TELEVISION CORPORATION	081-02-41911	02-41911	305,958
LEADERSHIP ACQUISITION LIMITED PARTNERSHIP	081-02-41931	02-41931	—
LOUISA CABLEVISION, INC.	081-02-41760	02-41760	63,837
MANCHESTER CABLEVISION, INC.	081-02-41758	02-41758	—
MARTHA’S VINEYARD CABLEVISION, L.P.	081-02-41805	02-41805	338,565
MERCURY COMMUNICATIONS, INC.	081-02-41840	02-41840	57,210
MICKELSON MEDIA OF FLORIDA, INC.	081-02-41874	02-41874	383,276
MICKELSON MEDIA, INC.	081-02-41782	02-41782	216,339
MONTGOMERY CABLEVISION, INC.	081-02-41848	02-41848	—
MONUMENT COLORADO CABLEVISION, INC.	081-02-41932	02-41932	230,762
MOUNTAIN CABLE COMMUNICATIONS CORPORATION	081-02-41916	02-41916	—
MOUNTAIN CABLE COMPANY, L.P.	081-02-41909	02-41909	6,495,740
MT. LEBANON CABLEVISION, INC	081-02-41920	02-41920	—
MULTI-CHANNEL T.V. CABLE COMPANY	081-02-41921	02-41921	684,515
NATIONAL CABLE ACQUISITION ASSOCIATES, L.P.	081-02-41952	02-41952	3,506,658
OLYMPUS CABLE HOLDINGS, LLC	081-02-41925	02-41925	8,787,960
OLYMPUS CAPITAL CORPORATION	081-02-41930	02-41930	—
OLYMPUS COMMUNICATIONS HOLDINGS, LLC	081-02-41953	02-41953	—
OLYMPUS COMMUNICATIONS, LP	081-02-41954	02-41954	—
OLYMPUS SUBSIDIARY, LLC	081-02-41928	02-41928	—
OWENSBORO INDIANA, LP	081-02-41773	02-41773	—
OWENSBORO ON THE AIR, INC.	081-02-41777	02-41777	—
OWENSBORO-BRUNSWICK, INC.	081-02-41730	02-41730	2,695,333
PAGE TIME, INC.	081-02-41839	02-41839	651
PARAGON CABLE TELEVISION, INC.	081-02-41778	02-41778	—
PARAGON CABLEVISION CONSTRUCTION CORPORATION	081-02-41775	02-41775	—
PARAGON CABLEVISION MANAGEMENT CORPORATION	081-02-41776	02-41776	—
PARNASSOS COMMUNICATIONS, L.P.	081-02-41846	02-41846	362,408
PARNASSOS DISTRIBUTION COMPANY	081-05-44198	05-44198	200
PARNASSOS HOLDINGS, LLC	081-02-41845	02-41845	—
PARNASSOS, L.P.	081-02-41843	02-41843	27,164,688
PERICLES COMMUNICATIONS CORPORATION	081-02-41919	02-41919	—
PULLMAN TV CABLE CO., INC.	081-02-41873	02-41873	754,394
RENTAVISION OF BRUNSWICK, INC.	081-02-41872	02-41872	304,406
RICHMOND CABLE TELEVISION CORPORATION	081-02-41912	02-41912	99,169
RIGPAL COMMUNICATIONS, INC.	081-02-41917	02-41917	—
ROBINSON/PLUM CABLEVISION, L.P.	081-02-41927	02-41927	790,584
S/T CABLE CORPORATION	081-02-41791	02-41791	—
SABRES, INC.	081-02-41838	02-41838	—
SCRANTON CABLEVISION, INC.	081-02-41761	02-41761	2,570,380
SENTINEL COMMUNICATIONS OF MUNCIE, INDIANA, INC.	081-02-41767	02-41767	—
SOUTHEAST FLORIDA CABLE, INC.	081-02-41900	02-41900	21,329,774

ADELPHIA COMMUNICATIONS CORPORATION, et al.

(DEBTORS-IN-POSSESSION)

BANKRUPTCY COURT REPORTING SCHEDULES

Schedule VI

Court Reporting schedules for Cash Disbursements

for the Month Ended March 31, 2006

LEGAL ENTITY	Account Number	Case Number	Disbursements
SOUTHWEST COLORADO CABLE, INC.	081-02-41769	02-41769	206,343
SOUTHWEST VIRGINIA CABLE, INC.	081-02-41833	02-41833	1,247,098
STAR CABLE INC.	081-02-41787	02-41787	—
STARPOINT, LIMITED PARTNERSHIP	081-02-41897	02-41897	43,948
SVHH CABLE ACQUISITION, L.P.	081-02-41836	02-41836	1,236,605
SVHH HOLDINGS, LLC	081-02-41837	02-41837	—
TELE-MEDIA COMPANY OF HOPEWELL-PRINCE GEORGE	081-02-41798	02-41798	485,724
TELE-MEDIA COMPANY OF TRI-STATES L.P.	081-02-41809	02-41809	1,278,013
TELE-MEDIA INVESTMENT PARTNERSHIP, LP	081-02-41951	02-41951	—
TELESAT ACQUISITION LIMITED PARTNERSHIP	081-02-41929	02-41929	—
TELESAT ACQUISITION, LLC	081-02-41871	02-41871	3,113,324
THE GOLF CLUB AT WENDING CREEK FARMS, LLC	081-02-41841	02-41841	—
THE MAIN INTERNETWORKS, INC.	081-02-41818	02-41818	—
THE WESTOVER TV CABLE CO., INC.	081-02-41786	02-41786	—
THREE RIVERS CABLE ASSOCIATES, L.P.	081-02-41910	02-41910	1,016,570
TIMOTHEOS COMMUNICATIONS, LP	081-02-41901	02-41901	—
TMC HOLDINGS CORPORATION	081-02-41803	02-41803	—
TMC HOLDINGS, LLC	081-02-41802	02-41802	—
TRI-STATES, LLC	081-02-41810	02-41810	—
UCA LLC	081-02-41834	02-41834	14,145,583
UPPER ST. CLAIR CABLEVISION INC	081-02-41918	02-41918	—
US TELE-MEDIA INVESTMENT COMPANY	081-02-41835	02-41835	—
VALLEY VIDEO, INC.	081-02-41870	02-41870	239,449
VAN BUREN COUNTY CABLEVISION, INC.	081-02-41832	02-41832	256,198
WARRICK CABLEVISION, INC	081-02-41866	02-41866	—
WARRICK INDIANA, LP	081-02-41865	02-41865	219,528
WELLSVILLE CABLEVISION, L.L.C.	081-02-41806	02-41806	471,600
WEST BOCA ACQUISITION LIMITED PARTNERSHIP	081-02-41899	02-41899	3,824,751
WESTERN NY CABLEVSION, LP	081-02-41847	02-41847	—
WESTVIEW SECURITY, INC	081-02-41896	02-41896	—
WILDERNESS CABLE COMPANY	081-02-41869	02-41869	199,168
YOUNG’S CABLE TV CORP.	081-02-41915	02-41915	451,156
YUMA CABLEVISION, INC.	081-02-41868	02-41868	1,845,230

Total			$476,130,887

ADELPHIA COMMUNICATIONS CORPORATION, et al.

(DEBTORS-IN-POSSESSION)

BANKRUPTCY COURT REPORTING SCHEDULES

Schedule VII

Court Reporting schedules for Insurance Coverage

Coverage **	Company	Policy No.	Term
Commercial Property	Lexington, C N A, RSUI	7474763; 109864833; 341016; 341017	05/16/05 - 05/16/06

Commercial General Liability	AIG (American Home Assurance Co)	5741722	05/16/05 – 05/16/06

Commercial Automobile Liability	AIG (American Home Assurance Co)	MA – 2713236 VA - 2713235 All other states - 2713234	05/16/05 – 05/16/06

Excess Automobile Liability	AIG (Lexington)	All States – 1507622	05/16/05 – 05/16/06

Worker’s Compensation	AIG (New Hampshire Ins. Co., American International South Insurance Co., and Ins. Co. of the State of PA)	All states except monopolistic policy numbers 6690514; 6609515; 6609516; 6609517	05/16/05 – 05/16/06

Ohio	Ohio Bureau of Workers Compensation	1328524	Ongoing*

Washington State	WA Department of Labor & Industry	083 004 452	10/1/99 - Ongoing*

West Virginia	West Virginia Workers’ Compensation	20104948 101	10/1/99 - Ongoing*
Wyoming	Wyoming Department of Employment	366575/989582	10/1/99 - Ongoing*

International Package Policy (Liability & Foreign Voluntary Comp)	ACE USA (ACE American Insurance Co.)	D36870746	10/15/05 – 10/15/06

Employment Practices Liability	AXIS Reinsurance Co.	RBN712180	03/18/06 – 03/18/07

ADELPHIA COMMUNICATIONS CORPORATION, et al.

(DEBTORS-IN-POSSESSION)

BANKRUPTCY COURT REPORTING SCHEDULES

Schedule VII

Court Reporting schedules for Insurance Coverage

Coverage **	Company	Policy No.	Term

Aircraft Policy	AIG (National Union Fire Insurance Co.)	GM3380176-03	11/01/05 – 11/01/06

Umbrella Liability	Zurich (American Guarantee & Liability Insurance Co.)	AUC937411602	05/16/05 - 05/16/06
Excess Umbrella Liability	XL, St. Paul	US00006683L105A, Q16400088	05/16/05 - 05/16/06

Special Crime	Liberty Insurance Underwriters	203247015	12/31/05 – 12/31/06

New York Disability	MetLife	117359	12/01/04 – 12/31/06

Pollution Liability	Quanta Specialty Lines Insurance	On-site coverage (2000265)	01/01/05 - 01/01/06
	Company	Off-site coverage(2000266)

Fiduciary Liability Insurance	Houston Casualty Co.	14MG05A7861	12/31/05 – 12/31/06

Primary Directors & Officers Liability	Houston Casualty (U.S. Specialty Insurance Co.)	14MGU05A11560	12/31/05 – 12/31/06

Excess Directors & Officers Liability	Various	Various	12/31/05 – 12/31/06

Blanket Fidelity Bond incl ERISA	Great American Insurance Co.	CRP-5339123	05/16/05 – 05/16/06

Technology & Media Professional Liability (Errors and Omissions)	ACE (Illinois Union Insurance Company)	EON G21640104 003	04/01/05 - 08/01/06

* Ongoing means until the policy is cancelled by Adelphia or carrier

** The named insured is Adelphia Communications Corporation et al for all of the coverages.